Exhibit 10.1

OFFICE LEASE

BY AND BETWEEN

8000 WEST SUNRISE LOT B, AS LANDLORD

AND

AMSURG CORP., AS TENANT

i

ii

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made and entered into as of the 16th day of January, 2015, by and between 8000 WEST SUNRISE LOT B, a Delaware limited liability company (“Landlord”), and AMSURG CORP., a Delaware corporation (“Tenant”).

ARTICLE 1: BASIC PROVISIONS

This Article contains the basic lease provisions between Landlord and Tenant.

A. Buildings, Property And Campus:	Building II and Building IV (the “Buildings”), located at 8000 W. Sunrise Blvd., Plantation, Florida 33322. The Buildings are located within the area (the Buildings together with such area being the “Property”), as cross-hatched on Exhibit A-3 hereto, subject to Article 30 (K). The Property is part of the office campus (“Campus”) depicted on Exhibit A-2A attached hereto.

B. Premises:	The Premises shall initially consist of the entire interior portion of Building II and the second (2nd) floor of the Building IV, consisting of 166,793 square feet (the “Initial Premises”). Upon the Final Possession Date as defined in Article 2.B, the Premises shall be expanded to include the first (1st) floor of Building IV, consisting of 54,804 square feet (the “Expansion Premises”) for a total square footage, consisting of the entirety of the interior portion of Building II and Building IV, of 221,597 square feet (collectively the “Premises), and as outlined or cross-hatched on Exhibit A-1A & Exhibit A-1B hereto. The foregoing square footage numbers are subject to remeasurement in accordance with Article 2.E.

C. Commencement Date(s):	The Commencement Date for the Initial Premises shall be the Initial Possession Date and the Commencement Date for the Expansion Premises shall be the date of Final Possession Date, each as defined in Article 2.B.

D. Rent Commencement Date(s):	The Rent Commencement Date shall be September 1, 2016, subject to adjustment as provided in this Lease.

E. Expiration Date:	February 28, 2029.

F. Rentable Area:	The rentable area of the full Premises shall be deemed to be 221,597 square feet. The rentable area of the Premises consists of 109,489 rentable square feet in Building IV, being the entire interior area of Building IV, and 112,108 rentable square feet in Building II, being the entire interior area of Building II. The foregoing square footage numbers are subject to remeasurement in accordance with Article 2.E.

G. Tenant’s Share:	100 percent (100%), subject to Articles 3 and 30.

H. Base Rent:	Tenant shall pay monthly Base Rent pursuant to the following schedule and as described in Article 3 provided that in the event of an adjustment to the square footage of the Premises, the schedule shall be adjusted accordingly:

Lease Year Period	Start Date	End Date	Premises SF	Months in Period	Total Period Rent	Monthly Rent	Annual Base Rent PSF
1	9/1/2016	4/30/2017	166,793	8	$1,723,527.67	$215,440.96	$15.50
1	5/1/2017	8/30/2017	221,597	4	$1,144,917.83	$286,229.46	$15.50
2	9/1/2017	4/30/2018	221,597	12	$3,529,209.22	$294,100.77	$15.93
3	9/1/2018	4/30/2019	221,597	12	$3,626,262.47	$302,188.54	$16.36
4	9/1/2019	4/30/2020	221,597	12	$3,725,984.69	$310,498.72	$16.81
5	9/1/2020	4/30/2021	221,597	12	$3,828,449.27	$319,037.44	$17.28
6	9/1/2021	4/30/2022	221,597	12	$3,933,731.63	$327,810.97	$17.75
7	9/1/2022	4/30/2023	221,597	12	$4,041,909.25	$336,825.77	$18.24
8	9/1/2023	4/30/2024	221,597	12	$4,153,061.75	$346,088.48	$18.74
9	9/1/2024	4/30/2025	221,597	12	$4,267,270.95	$355,605.91	$19.26
10	9/1/2025	4/30/2026	221,597	12	$4,384,620.90	$365,385.08	$19.79
11	9/1/2026	4/30/2027	221,597	12	$4,505,197.97	$375,433.16	$20.33
12	9/1/2027	4/30/2028	221,597	12	$4,629,090.92	$385,757.58	$20.89
13	9/1/2028	2/28/2029	221,597	6	$2,378,195.46	$396,365.91	$21.46

I. Additional Rent:	Beginning September 1, 2016, Tenant shall pay seventy-five and 27/100 percent (75.27%) of Tenant’s Share of Taxes, Insurance and Expenses, and beginning May 1, 2017, through the remainder of the Term, Tenant shall pay the entirety of Tenant’s Share of Taxes, Insurance and Expenses, all as further described in Article 3 of this Lease.

J. Permitted Use:	General office use, subject to Article 7.

K. Security Deposit:	None.

L. Broker (if any):	CBRE, Inc., representing Landlord, and Newmark Grubb Knight Frank, representing Tenant, subject to Article 26.

M. Guarantor(s):	None.

N. Landlord’s Notice Address (subject to Article 25):

c/o Torburn Partners, Inc.
1033 Skokie Boulevard, Suite 480
Northbrook, IL 60062
Attn: Michael K. Burns

O. Tenant’s Notice Address (subject to Article 25):

c/o Sheridan Healthcorp, Inc.
20 Burton Hills Boulevard
Nashville, TN 37215
Attn.: Claire Gulmi

with a copy at the same time to:

Bass, Berry & Sims PLC
150 3rd Avenue South, Suite 2800
Nashville, TN 37201
Attn: J. James Jenkins, Jr.

P. Rent Payments:	Rent shall be paid to Landlord at the following address:

The Private Bank and Trust Company
8000 West Sunrise Lot B, LLC
ABA: 071006486
Account #: 3313800

or to such other parties and addresses as to which Landlord shall provide advance written notice.

Q. Normal Building Hours:	Monday through Friday 7:00 AM to 6 PM and Saturday 9:00 AM to 1:00 PM

R. Exhibits:	This Lease includes, and incorporates by this reference:

	Exhibit A-1A:	First Floor of Premises
	Exhibit A-1B:	Second Floor of Premises
	Exhibit A-2A:	Campus
	Exhibit A-2B:	New Parking Area
	Exhibit A-2C:	Designated Parking
	Exhibit A-2D:	Reserved Parking
	Exhibit A-2E:	Loading Area
	Exhibit A-3:	Property
	Exhibit B:	Landlord’s Work
	Exhibit C:	Tenant Work Letter
	Exhibit D:	Intentionally Omitted
	Exhibit E:	Rules
	Exhibit F:	Commencement Date Letter
	Exhibit G:	Intentionally Omitted
	Exhibit H:	Generator Location
	Exhibit I:	SNDA Form
	Exhibit J:	Memorandum of Lease

The above provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 30 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

ARTICLE 2: TERM AND COMMENCEMENT

A. Term. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, subject to the other provisions of this Lease. The term (“Term”) of this Lease shall commence on the respective Commencement Date(s) and end on the Expiration Date set forth in Article 1, unless sooner terminated as provided in this Lease, subject to the other provisions of this Lease.

B. Early Possession and Tenant Construction. Landlord shall permit Tenant and its contractors to enter the Initial Premises, in order to perform the Work in accordance with Exhibit C on the date which Landlord has substantially completed the items of Landlord’s Work set forth in Section A of Exhibit B attached hereto (“Initial Possession Date”). Landlord shall permit Tenant and its contractors to enter the Expansion Premises in order to perform the Work in accordance with Exhibit C on January 1, 2017 (“Final Possession Date), collectively (the “Possession Dates”). Landlord shall provide Tenant with written notice of the Possession Dates. Tenant shall be provided reasonable access, but not possession, to the Premises prior to the Possession Dates for inspection, planning and other items reasonably required for Tenant to timely prepare for the conduct of its Work, except that, prior to the Possession Dates, without the prior written consent of Landlord, Tenant shall have no right to, and shall not permit any of its employees, agent or contractors to, perform any construction or make improvements in the Premises or on the Property. In connection with any such early access and entry to the Premises prior to the respective Rent Commencement Dates, Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent.

C. Confirmation. Landlord and Tenant shall execute a confirmation of the Initial Commencement Date and the Expansion Commencement Date under Article 1 in a form attached hereto as Exhibit F (each, a “Commencement Date Letter”). If Landlord executes and delivers to Tenant the Commencement Date Letter, and Tenant fails execute and deliver to Landlord such Commencement Date Letter within ten (10) days thereafter, then the Commencement Date shall be deemed to be the Initial Commencement Date or the Expansion Commencement Date (as applicable) set forth in such Commencement Date Letter. If Tenant disagrees with the Initial Commencement Date or the Expansion Commencement Date (as applicable) set forth in such Commencement Date Letter, then Tenant shall deliver to Landlord a written notice which sets forth its disagreement and the reasons therefor in reasonable detail, provided that for all purposes of this Lease, the Initial Commencement Date or Expansion Commencement Date shall be deemed to have occurred on the date set forth in such Commencement Date Letter pending resolution of such disagreement. Except as set forth in this subsection, the failure of either party to execute and deliver the Commencement Date Letter shall not affect the validity of the Initial Commencement Date or the Expansion Commencement Date (as applicable).

D. Extension Options.

(i) Subject to the other provisions hereof, Landlord hereby grants Tenant two (2) options (each, an “Extension Option”) to extend the Term of the Lease for additional periods of five (5) consecutive years each from the expiration of the prior period (each, an “Extension Period”), on the same terms and conditions then in effect under this Lease immediately prior to the applicable Extension Period, except as modified by the “Market Rates, Terms and Conditions” defined below, and Tenant shall have no further options to extend. Tenant may exercise each Extension Option only by giving Landlord written notice thereof (“Tenant’s Exercise Notice”) no later than twelve (12) full calendar months prior to the then-current Expiration Date. Tenant’s Exercise Notice shall be unconditional and irrevocable (except as expressly provided herein).

(ii) Within thirty (30) days after receiving Tenant’s Exercise Notice, Landlord shall provide Tenant with notice (“Landlord’s Notice”) of the Market Rates, Terms and Conditions, subject to the other provisions hereof. The term “Market Rates, Terms and Conditions” herein shall mean Landlord’s determination of the Base Rent and other terms and conditions that a comparable, ready and willing landlord, and a comparable, ready and willing tenant, would mutually accept on a negotiated arm’s length basis for a lease extension for the Premises for the applicable Extension Period, taking into account when the Extension Period will commence and expire, the location, quality and age of the Building, the location, size, configuration and use of the Premises, the method of determining rentable area, that the Premises constitutes non-sublease, unencumbered, non-equity space, and any other relevant term or provision in making such determination; provided Landlord shall have no obligation to provide leasehold improvements or an allowance therefor or any other economic concessions (but the condition of the Premises and whether or not Landlord provides such items shall be reasonably considered in establishing the Base Rent). If the Market Rates, Terms and Conditions determined by Landlord are not acceptable to Tenant, then Tenant may, no later than fifteen (15) days after Landlord’s Notice, either: (a) revoke its exercise of the Extension Option by notice (“Tenant Revocation Notice”) to Landlord, in which case the Extension Option and Tenant’s exercise thereof shall thereupon be null and void, or (b) leave Tenant’s Exercise Notice irrevocably and unconditionally in effect and provide notice (“Arbitration Request Notice”) of Tenant’s desire to arbitrate in accordance with this Section. If Tenant fails to provide a Tenant Revocation Notice or Arbitration Request Notice within the time required herein, then Tenant shall be deemed to have unconditionally and irrevocably exercised the Extension Option and accepted the Market Rates, Terms and Conditions in Landlord’s Notice.

(iii) If Tenant provides an Arbitration Request Notice within the time required herein, each party shall within the next fifteen (15) days, at its own cost and expense, give notice (“Arbitration Appointment Notice”) to the other party appointing a licensed commercial real estate broker with at least seven (7) years of full-time experience leasing comparable office space in comparable buildings in the same market area to determine the Base Rent component (“Base Rent Component”) of the Market Rates, Terms and Conditions, including any fixed increases in such Base Rent Component, taking into account the other provisions of this Section, and the other components of the Market Rates, Terms and Conditions contained in Landlord’s Notice (such as whether such Market Rates, Terms and Conditions include leasehold improvements or other economic concessions, or a base year or stop level for Taxes or Expenses). If a party does not appoint such a broker within such fifteen (15) day period, and so fails for an additional fifteen (15) day period following further notice from the other party requesting such appointment, and giving notice of the name of its broker, the single broker appointed shall be the sole broker and shall reasonably and in good faith determine the Base Rent Component. If the two brokers are appointed by the parties as stated herein, they shall meet promptly and attempt to determine the Base Rent Component. If they are unable to agree on the Base Rent Component within fifteen (15) days after the second broker has been appointed, they shall elect a third broker meeting the standards set forth above, and who has not previously acted in any capacity for either party, within fifteen (15) days thereafter. Each of the parties hereto shall bear one-half of the cost of appointing the third broker and of paying the third broker’s fee. Within fifteen (15) days after the selection of the third broker, a majority of the brokers shall determine the Base Rent Component. If a majority of the brokers are unable to determine the Base Rent Component within such period, each broker shall thereupon submit his final determination in writing, the three determinations shall be added together and the total divided by three, and the resulting quotient shall be the Base Rent Component, subject to the following provisions. If the low or high determination are more than ten (10) percent lower and/or higher than the middle determination, the low determination and/or the high determination shall be disregarded. If only one determination is disregarded, the remaining two determinations shall be added together and their total divided by two, and the resulting quotient shall be the Base Rent Component. If both the low determination and the high determination are disregarded as provided herein, the middle determination shall be the Base Rent Component. If, for any reason, the Base Rent Component has not been resolved by the commencement of the Extension Period, Tenant shall commence paying Base Rent, Taxes, Expenses and other sums in accordance with Landlord’s Notice on the commencement of the Extension Period, subject to retroactive and prospective adjustment after the matter is resolved. An arbitration decision made in accordance with this subsection shall be final and binding on the parties. Tenant and the brokers shall be required to keep all matters pertaining to the arbitration strictly confidential and shall be required to sign such confidentiality agreements as Landlord reasonably requires.

(iv) If Tenant validly exercises an Extension Option, understanding time is of the essence, then Landlord and Tenant shall in good faith work to complete an amendment (“Extension Amendment”) to confirm the extension of the Term, within fifteen (15) days after Landlord prepares and provides the same to Tenant. Each Extension Option herein shall, at Landlord’s election, be conditioned on the Lease being in full force and effect, and Tenant not then being in default beyond any applicable cure period under the Lease, at the time of Tenant’s Exercise Notice, or at any time thereafter and prior to commencement of the Extension Period. If Tenant shall fail to properly and timely exercise an Extension Option, then such Extension Option and any subsequent Extension Option, if applicable, shall thereupon terminate. Strict compliance and timeliness in giving Tenant’s notices and signing the Extension Amendment hereunder is of the essence of this provision. The rights granted in this Section are personal to Tenant as named in this Lease document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease document, or a subtenant under a sublease of the Premises, have any right to exercise the rights of Tenant under this Section. If Tenant shall sublease twenty percent (20%) or more of the Premises or assign the Lease with respect to all or any portion of the Premises, then immediately upon such sublease or assignment Tenant’s rights under this Section shall concurrently terminate and become null and void. Notwithstanding the foregoing, the rights granted in this Section shall not be affected in any way by a Permitted Transfer.

E. Remeasurement.

(i) Promptly following the date hereof, Tenant may cause a licensed architect with substantial current experience in measuring office building spaces in the vicinity (“Tenant’s Architect”) to measure the rentable area of the Premises in accordance with the “Standard Method for Measuring Floor Area In Office Buildings” most recently promulgated by the American National Standards Institute, Inc. and published by the Building Owners and Managers Association (“ANSI/BOMA Z65.1-2010” or the “Standard”), as the same may have been modified, interpreted and applied in accordance with generally prevailing customary practices for comparable office buildings in the same area. Tenant shall deliver a copy of the Tenant’s Architect’s measurement calculations (if any) to Landlord within thirty (30) days after the date hereof. If (a) Tenant fails to cause Tenant’s Architect to measure the rentable area of the Premises in accordance with such standards promptly after the date hereof, (b) Tenant fails to deliver a copy of the Tenant’s Architect’s measurement calculations to Landlord within thirty (30) days after the date hereof, or (c) Tenant timely delivers such calculations to Landlord and the rentable area of the Premises calculated by Tenant’s Architect is no more than 500 square feet less than the rentable area of the Premises set forth in Section B of Article 1, then Tenant shall be deemed to have accepted the rentable area of the Premises set forth in Section B of Article 1. If Tenant is not deemed to have accepted the rentable area of the Premises set forth in Section B of Article 1, then (a) Landlord and Tenant shall cooperate diligently and in good faith, and shall cause their respective architects to cooperate diligently and in good faith, to approve final rentable area calculations for the Premises in accordance with the Standard, and (b) if Landlord and Tenant have not approved such final rentable area calculations within thirty (30) days after Tenant has delivered Tenant’s Architect’s calculations to Landlord, then such calculations shall be determined in accordance with the terms of subsection (ii) immediately below. If pending such measurement and the resolution of any disagreement concerning the rentable areas, Tenant shall pay the Base Rent and Additional Rent as set forth in Article 1, and the parties shall perform all other obligations based on the rentable area set forth therein, subject to retroactive and prospective adjustment after the matter is resolved. Promptly following approval of the rentable area pursuant to the foregoing provisions, the parties shall enter into an amendment to this Lease in such form as Landlord shall reasonably prepare setting forth: (A) the revised rentable areas, (B) the revised Base Rent, (C) the revised Allowance, and (D) any other matters in this Lease that are based on the rentable area of the Premises, all of which shall be decreased or increased in direct proportion to the decrease or increase in rentable area.

(ii) If Landlord and Tenant have not approved such final rentable area calculations within thirty (30) days after Tenant has delivered Tenant’s Architect’s calculations to Landlord, then Tenant’s Architect and OKW Architects, Inc (“Landlord’s Architect”) shall meet promptly and attempt to determine the rentable area of the Premises. If they are unable to agree on the rentable area of the Premises within fifteen (15) days after Tenant has delivered Tenant’s Architect’s calculations to Landlord, then they shall elect a third architect meeting the standards set forth in subsection (i) immediately above, and which has not previously acted in any capacity for either party, within fifteen (15) days thereafter. Landlord and Tenant shall each bear one-half of the cost of appointing the third architect and of paying the third architect’s fee. Within fifteen (15) days after the selection of the third architect, a majority of the three architects shall determine the rentable area of the Premises. If a majority of the architects are unable to determine the rentable area of the Premises within such period, then each architect shall thereupon submit his final determination in writing, the three determinations shall be added together and the total divided by three, and the resulting quotient shall be the rentable area of the Premises, subject to the following provisions. If the low or high determination are more than ten (10) percent lower and/or higher than the middle determination, the low determination and/or the high determination shall be disregarded. If only one determination is disregarded, the remaining two determinations shall be added together and their total divided by two, and the resulting quotient shall be the rentable area of the Premises. If both the low determination and the high determination are disregarded as provided herein, the middle determination shall be the rentable areas of the Premises. Any decision made in accordance with this subsection shall be final and binding on the parties. Tenant and the architects shall be required to keep all matters pertaining to the arbitration strictly confidential and shall be required to sign such confidentiality agreements as Landlord reasonably requires.

ARTICLE 3: BASE RENT AND ADDITIONAL RENT

A. Base Rent. Commencing on the Rent Commencement Date, Tenant shall pay Landlord the monthly Base Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term; provided, Tenant shall pay Base Rent for the first full calendar month for which Base Rent is due when Tenant executes and delivers this Lease to Landlord.

B. Taxes, Insurance and Expenses. Tenant shall pay to Landlord beginning upon the times detailed in accordance with Article 1 I., Tenant’s Share of Taxes, Insurance and Expenses in the manner described below. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 30.

C. Payments.

(i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes, Insurance and Expenses for any full or partial calendar year of the Term. Beginning upon the times detailed in accordance with Article 1.I., Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant’s payment of Base Rent. Landlord may reasonably adjust such estimate from time to time, in accordance with commercially reasonable standards.

(ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a written statement (the “Statement”) showing: (a) the amount of actual Taxes, Insurance and Expenses for such calendar year, with a listing of amounts for major categories of Expenses, (b) any amount paid by Tenant towards Taxes, Insurance and Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant’s obligations for such items for the current year.

(iii) If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for Tenant’s Share of Taxes, Insurance and Expenses for such year, Tenant shall pay the difference within thirty (30) days after Landlord delivers the written Statement to Tenant. If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for Tenant’s Share of Taxes, Insurance and Expenses, Landlord shall credit the difference against the payment(s) of Rent next due. However, if the Term shall have expired and no further Rent shall be due, Landlord shall provide a prompt refund of such difference with the final Statement for such year.

(iv) If the Statement shows a further increase in Tenant’s estimated payments for the current calendar year, Tenant shall: (a) after its receipt of the Statement pay the new estimated amount until Landlord further revises such estimated amount, and (b) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within thirty (30) days after Landlord delivers the Statement.

(v) In lieu of providing one Statement covering Taxes, Insurance and Expenses, Landlord may provide separate statements. So long as Tenant’s obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change the manner or timing of Tenant’s payments for Taxes, Insurance and Expenses, however payment of any increase in Taxes, Insurance and/or Expenses shall only become due when Tenant receives written notice of such increase.

D. Tax Refunds, Protest Costs, Fiscal Years and Special Assessments. Landlord shall each year: (i) credit against Taxes any refunds received during such year, whether or not for a prior year, (ii) include in Taxes any additional amount paid during such year involving an adjustment to Taxes for a prior year due to supplemental assessment or other reason, (iii) for Taxes payable in installments over more than one year, include only the minimum amounts payable each year and any interest thereon, and (iv) include, in either Taxes or Expenses, any reasonable fees for attorneys, consultants and experts, and other costs paid during such year in attempting in good faith to protest, appeal or otherwise seek to reduce or minimize Taxes. Notwithstanding anything to the contrary contained in this Lease, if any taxing authority, at any time, uses a fiscal year other than a current calendar year, Landlord may require payments by Tenant based on: (a) amounts paid or payable during each calendar year, or (b) amounts paid or payable for or during each fiscal tax year.

E. Intentionally Deleted

F. Prorations; Payments After Term Ends. If the Rent Commencement Dates commence on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant’s obligations to pay amounts towards Taxes, Insurance and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term. Tenant’s obligations to pay any amounts accruing during, or relating to, the period prior to expiration or earlier termination of this Lease and Landlord’s refund of overpayment of Taxes, Insurance and Expenses, shall survive such expiration or termination.

G. Landlord’s Accounting Practices and Records. Landlord shall maintain records respecting Taxes, Insurance and Expenses and determine the same in accordance with sound accounting and management practices consistently applied in accordance with this Lease and first class office buildings. Tenant’s employees (or any certified public accounting firm acting for Tenant on a non-contingent fee basis) shall have the right to review such records by sending notice to Landlord no later than one hundred twenty (120) days following the furnishing of the Statement specifying such records as Tenant reasonably desires to review subject to reasonable scheduling by Landlord during normal business hours with such records to be made available at a location in Broward County, Florida; provided, however, that upon Tenant’s written request, Landlord shall furnish in electronic form such records that Tenant shall reasonably request (and that Landlord can readily provide in electronic form, e.g., a general ledger), and shall make any other records available to Tenant at a location in Broward County, Florida. No later than thirty (30) business days after Landlord makes such records available for review, Tenant shall send Landlord notice specifying any exceptions that Tenant takes to matters included in such Statement, Tenant’s detailed reasons for each exception which support a conclusion that such exception properly identifies an error in such statement, and a complete copy of the review report. Such statement shall be considered final and binding on Tenant, except as to matters to which exception is taken after review of Landlord’s records in the foregoing manner and within the foregoing times or which are later determined to have been stated fraudulently by Landlord. The foregoing times for sending Tenant’s notices hereunder are critical to Landlord’s budgeting process, and are therefore time is of the essence of the forgoing. If Tenant takes timely exception as provided herein, Landlord and Tenant shall use reasonable efforts to resolve such exception, and if such exception is not resolved to the satisfaction of Landlord and Tenant within thirty (30) days, then Landlord and Tenant shall seek a written certification from an independent certified public accountant or financial consultant mutually and reasonably acceptable to Landlord and Tenant as to the proper amount of Taxes, Insurance and Expenses or the items as to which Tenant has taken exception. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional amounts not then known), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Taxes, Insurance or Expenses were overstated by five percent (5%) or more, in which event Landlord shall pay for the cost of such certification. Pending review of such records and resolution of any exceptions, Tenant shall pay the amounts shown on such statement, subject to credit, refund or additional payment after any such exceptions are resolved.

H. General Payment Matters. Base Rent, Taxes, Insurance, Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered between Landlord and Tenant in connection herewith are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the non-payment of Rent shall be applicable thereto. Tenant shall pay Rent in good funds and legal tender of the United States of America, together with any applicable sales tax or other taxes then imposed on Rent as further described in Article 14. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws, except as may be expressly provided in this Lease. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for the then actual or estimated Taxes, Insurance or Expenses, with it being understood that any increase to Tenant’s obligations to pay estimated Taxes, Insurance or Expenses in excess of the then charges shall not become due until thirty (30) days after Landlord’s submittal of the Statement or other written notice of such increase, and further provided that Landlord may not require payment for any underpayment of Taxes, Insurance or Expenses with respect to a particular calendar year if Landlord shall not have delivered the applicable Statement within two (2) years after the end of such calendar year. In no event shall a decrease in Taxes, Insurance or Expenses serve to decrease Base Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to obligations designated by Tenant.

I. Intentionally Deleted.

J. Cap on Controllable Expenses. Notwithstanding anything to the contrary contained in this Lease, annual average cumulative increases in Controllable Expenses during the initial Term (beginning with the calendar year 2017) shall not exceed five percent (5%) (“Controllable Cap”), subject to the following clarifications: (i) “Controllable Expenses” for purposes hereof shall exclude (A) Utility Costs, (B) Taxes, (C) Insurance and (D) Expenses incurred as a result of governmental laws or regulations, recorded covenants, conditions and restrictions or the enforcement thereof, (ii) if Controllable Expenses increase by more than the Controllable Cap in any given year, Landlord may carry over the difference to another year, so long as Controllable Expenses billed to Tenant never increase by more than the Controllable Cap on an annual average cumulative basis over the initial Term, and (iii) if Controllable Expenses increase by less than the Controllable Cap in any given year, Landlord may carry over the unused portion of the Controllable Cap to another year, so long as Controllable Expenses billed to Tenant never increase more than the Controllable Cap on an annual average cumulative basis over the initial Term.

ARTICLE 4: CONDITION OF PREMISES

A. Condition of the Premises and Landlord’s Work. Tenant has inspected, or had an opportunity to inspect the Premises, Property, Systems and Equipment, and agrees to accept those portions thereof which are not to be altered in accordance with Landlord’s Work, in their “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided under this Lease and subject to Landlord’s obligations under Exhibit B of this Lease. With respect to the work (“Landlord’s Work) that Landlord shall perform as set forth on Exhibit B attached hereto: (i) Landlord shall use diligent, good faith efforts to substantially complete such Landlord’s Work by the Landlord’s Completion Dates, subject to the other provisions of this Lease, and (ii) Tenant shall use diligent, good faith efforts to cooperate, and to cause its space planners, architects, contractors, agents and employees to cooperate, diligently and in good faith with Landlord and any space planners, architects, contractors or other parties designated by Landlord, so that such Landlord’s Work can be substantially completed by the Landlord’s Completion Dates. Landlord shall be deemed to have “substantially completed” the Landlord’s Work for purposes hereof if Landlord has caused the Landlord’s Work to be completed in accordance with this Lease and Exhibit B attached hereto and sufficiently completed in order that Tenant can reasonably perform the Work to the Premises to be done by Tenant under Exhibit C. Upon the date which Landlord believes to have substantially completed the Landlord’s Work, Landlord and Tenant shall inspect the Landlord’s work and mutually agree (in each party’s reasonable judgment) that Landlord’s Work (or applicable portion thereof) is Substantially Complete in accordance with this Lease and Exhibit B. In the event of a dispute over whether Landlord Work is Substantially Complete, the written certification by the architect or engineer for Landlord’s Work shall be binding on Landlord and Tenant.

B. Tenant’s Work; Allowance. Tenant shall make initial improvements to the interior of the Premises and Landlord shall provide an Allowance therefor, subject to and in accordance with the terms and conditions set forth in the Tenant Work Letter attached hereto as Exhibit C.

ARTICLE 5: QUIET ENJOYMENT

Landlord agrees that, so long as Tenant is not in Default beyond any applicable cure periods, Tenant shall hold the Premises during the Term free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

ARTICLE 6: UTILITIES AND SERVICES

A. Landlord Utilities and Services. Landlord shall supply the following utilities and services to the Premises sufficient for Tenant’s actual use of the Premises during Building Hours: (i) chilled water for seasonally appropriate heating, ventilating and air-conditioning (“HVAC”) to provide a temperature condition sufficient to provide cooling for comfortable occupancy of the Premises, and in accordance with such details of Landlord’s Work, (ii) electricity for lighting, convenience outlets, code compliant distribution panels and operation of the HVAC system, in accordance with such details of Landlord’s Work, (iii) water for drinking, lavatory and toilet purposes, at points of supply in the Premises already existing or installed in accordance with Landlord’s Work or with Landlord’s written consent for such purposes, consistent with comparable buildings in the vicinity, (iv) sewer service, consistent with comparable buildings in the vicinity, (v) fire protection in accordance with applicable codes (the “Landlord Utilities and Services”) and (vi) pest and rodent control, cleaning and trash removal in and about the Premises consistent with comparable buildings in the vicinity. At any time during the Term, Landlord, at its expense, may elect to install separate systems for some or all of utilities or services which would otherwise be part of the Landlord Utilities and Services, whereupon the monthly cost of such utilities shall be paid by Tenant pursuant to Section B below and shall not be included in Utilities (but shall be deemed additional Rent).

Landlord shall not be responsible for inadequate heating, air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds Tenant’s Permitted Use of the Premises, or such excessive use affects the temperature or humidity otherwise maintained by, and/or otherwise adversely affects the operation of, the Systems and Equipment for the Premises, whether due to items of equipment or machinery generating heat, above-Tenant-actual concentrations of personnel or equipment, or alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. In any such case, with at least thirty (30) days advance notice to Tenant, Landlord may: (i) elect to balance the air and/or install, operate, maintain and replace such supplemental HVAC equipment during the Term, at Tenant’s reasonable expense, as an extra utility or service, or (ii) require that Tenant arrange for the same as Work under Article 9.

Landlord may install and operate meters, submeters or any other reasonable system for monitoring or estimating any of the Landlord Services and Utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord’s engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, then Tenant shall pay Landlord’s charges and fees for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) which Landlord may make, and Landlord’s charges for such excess services or utilities used by Tenant.

Notwithstanding anything to the contrary herein, (a) Landlord acknowledges and agrees that Tenant anticipates having a personnel density that may exceed that which Landlord would otherwise deem to be “general office use” but shall not exceed limits of applicable laws and regulations, (b) any necessary accommodations necessary to provide the Landlord Utilities and Services for such personnel density shall be made by Landlord provided any additional expenditures (whether capital or otherwise) associated with providing such Utilities and services shall be paid directly by Tenant, (c) if any such additional expenses include capital expenditures, then Tenant shall pay Landlord the full amount of such expenditures and not only an amortized portion thereof, and (d) Landlord may condition its obligations to make such additional expenditures on the receipt of a deposit of funds by Tenant sufficient to pay such expenditures as they are incurred from time to time.

B. Tenant Services and Utilities. Tenant shall obtain in Tenant’s own name and pay the utility company or other provider directly for any utilities and services, which are in addition to Landlord Utilities and Services, desired by Tenant to be furnished to or for the Premises, including without limitation, telephone and other communication services, fiber optic cabling, alarm and other security services, including all connection, disconnection and maintenance charges, deposits, taxes or fees therefor. Landlord reserves the right to reasonably approve the companies that shall provide such Tenant provided Services and Utilities.

C. Separate Metering for Electricity; Other Landlord Utilities and Services. Tenant shall pay for electricity under Section 6.A (ii) above used at the Premises after or before the Normal Business Hours for the Building based upon private meters for each Building which have been or will be installed by Landlord at Landlord’s expense. All such charges shall be payable as additional Rent, with the installment of Base Rent with which the same are billed, or if billed separately, shall be due and payable within thirty (30) days after Tenant’s receipt of such billing. For the other Landlord Utilities and Services, Landlord may: (i) require that Tenant pay Landlord a share of such utilities based on the rentable square footage of the Premises as a percentage of the total rentable square footage of occupied space that is jointly metered, or (ii) require that Tenant pay Landlord a share of such utilities based on good faith consumption estimates of Landlord’s engineer or consultant (in which case, such engineer’s or consultant’s fees and costs shall be added to the utility bills). In such case, Landlord, at its expense, may elect to install separate or private meters.

D. Installation, Connection and Use of Utility Equipment. Tenant shall install and connect all equipment and lines required to supply its Tenant provided Services and Utilities to the extent not already available at or serving the Premises or part of Landlord’s Work, or at Landlord’s option shall repair, alter or replace any such existing items. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The maintenance and repair of all such items shall be as further provided in Article 8, and the installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 9. Tenant shall ensure that all HVAC equipment is operated, and any new or additional HVAC equipment is installed, at all times in a manner not to cause roof leaks, damage or noise due to vibrations or improper installation, maintenance or operation.

E. Interruptions. Landlord shall not be liable in damages or otherwise for any failure or interruption of Landlord provided Services and Utilities, and Tenant shall not be entitled to terminate this Lease or abate any portion of the Rent due under the Lease as a result of such failure or interruption. Notwithstanding anything to the contrary contained in this Article 6, if: i) Landlord ceases to furnish Landlord Services and Utilities for a period in excess of five (5) consecutive days after Tenant provides written notice to Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises or any portion thereof materially affects Tenant’s ability to conduct its business operations within the Premises, then Tenant, as its sole remedy shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) consecutive day of such cessation and ending on the day when the service in question has been restored. In the event that such cessation does not materially affect Tenant’s ability to conduct its business operation in the entire Premises, then the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises in which Tenant’s ability to conduct its business operations is materially affected.

F. Additional HVAC. Landlord shall seek to provide HVAC service during such hours in addition to Building Hours as Tenant may from time to time request, if Tenant provides a request to Landlord’s property management office by noon on any regular business day (e.g. Monday through Friday, excluding Landlord designated holidays) for service either on that same evening or on the following weekend or such holiday. Landlord shall comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3) and procedures for written requests. Tenant shall pay the actual costs to Landlord for any overtime HVAC service. All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing.

ARTICLE 7: USE, COMPLIANCE WITH LAWS, AND RULES

A. Use of Premises. Tenant shall use the Premises only for the Permitted Use identified in Article 1, and in a physical manner in accordance with the approved Plans, and no other purpose whatsoever, subject to the other provisions of this Article, this Lease and the Exhibits attached hereto. Tenant shall be permitted to have access to the Premises 24 hours per day, 365 days per year, subject to the other provisions of this Lease (including Articles 11 and 20, and the Rules). Landlord acknowledges and agrees that Tenant’s anticipated personnel density may exceed what Landlord would otherwise deem to be normal density for “general office use.” Nonetheless Tenant’s personnel density shall be permitted by Landlord under this Lease so long as Tenant’s personnel density shall not violate applicable building codes and other applicable laws, and Tenant shall pay the increased costs attributable thereto pursuant to Article 6.

B. Compliance with Laws. Tenant shall comply with all Laws relating to the Premises and Tenant’s use of the Premises and Property. Tenant shall promptly reimburse Landlord for any expenses Landlord incurs for work or other matters relating to areas outside of the Premises in order to comply with Laws that were not in place at the time of the Possession Date, and as a result of Tenant’s use of the Premises or Property. Tenant shall not be required by this provision to perform structural improvements to the Premises that involve a significant capital expenditure and will result in a benefit to Landlord extending beyond the Term, as it may be extended, unless required by a Law pertaining to: (i) Tenant’s particular use of the Premises (as opposed to a Law that applies to tenants in general), (ii) work performed by or for Tenant or any Transferee (i.e. excluding any improvements, Landlord’s Work or work that Landlord is required to perform under this Lease), or (iii) other acts or omissions of Tenant or any Transferee.

C. Rules. Tenant shall comply with the Rules set forth in Exhibit E attached hereto (the “Rules”). Landlord shall have the right, by notice to Tenant, to reasonably amend such Rules and supplement the same with other commercially reasonable Rules relating to the Property, or the promotion of safety, care, efficiency, cleanliness or good order therein provided that no such Rules shall materially adversely affect the rights or obligations of Tenant under this Lease and in the event of a conflict between the terms of this Lease and the Rules, the terms of this Lease shall govern. Although Landlord shall not discriminate against Tenant in the enforcement of the Rules, nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of Laws or the Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance. Notwithstanding the foregoing, all Rules which are amended by Landlord after the Possession Date, shall apply to all current and future tenants then occupying space at the Property which have the same or similar Rule attached to their lease forms and which are not specific to or made necessary by the nature of such tenants or their use of the Property.

D. Other Requirements. So long as Tenant receives written notification of the applicable requirements, Tenant shall not use the Property or use or permit the Premises to be used in a way that will: (i) violate the requirements of Landlord’s insurers, the American Insurance Association, or any board of underwriters, (ii) directly cause a cancellation of Landlord’s policies, impair the insurability of the Property, or directly increase Landlord’s premiums (any such increase shall be paid by Tenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any Lenders, the certificates of occupancy issued for the Premises or the Property, or any other requirements, covenants, conditions or restrictions affecting the Premises or Property at any time (provided none of the foregoing shall prohibit office use of the Premises in compliance with this Lease).

E. Parking. Subject to the Rules and all other terms and conditions of this Lease:

(i) Initial Parking. Tenant and Tenant’s employees and visitors shall have the use and full occupancy of up to six and one-half (6.5) surface parking spaces per 1,000 rentable square feet of the Premises (the “Initial Parking”). The use of such parking spaces by Tenant and Tenant’s employees and visitors shall be on a non-exclusive, first-come, first-served basis, shall be located anywhere in the Campus and shall be on a shared basis with other tenants, occupants, invitees and other permitted users in the Campus. A portion of the Initial Parking shall be located in front of Buildings II and IV, including the area currently occupied by two retention ponds, as shown on Exhibit A-2B (“New Parking Area”). Landlord, at its sole expense, shall construct the New Parking Area for general use by tenants, occupants, invitees and other permitted users, no later than January 1, 2016, subject to delays beyond the reasonable control of Landlord. Tenant acknowledges that Landlord is currently not permitted under current laws, regulations and recorded covenants, conditions and restrictions (“Parking Restrictions”) to designate specific areas in which the Initial Parking shall be located, or to provide for the exclusive or reserved use of any parking spaces. Landlord agrees to locate the Initial Parking in the parking areas shown on Exhibit A-2C as “Initial Parking” (“Designated Parking”) and to provide for the exclusive use of one hundred (100) parking spaces in the “New Parking Area” as shown on Exhibit A-2D (“Reserved Parking”) in the future if and to the extent that the Parking Restrictions are modified to permit the Designated Parking and Reserved Parking. Landlord agrees to reasonably cooperate with Tenant in its efforts to amend any Parking Restrictions.

(ii) Additional Parking. At any time during the first ten (10) years of the Term, Tenant shall have the right to cause Landlord to increase the Initial Parking by one parking space per 1,000 rentable square feet of the Premises (“Additional Parking Spaces”) subject to and in accordance with the terms of this subsection (ii) (“Parking Expansion Option”). If Tenant desires to exercise the Parking Expansion Option, then Tenant shall deliver a written notice (“Parking Expansion Exercise Notice”) to Landlord which states that Tenant exercises the Parking Expansion Option. Within one hundred twenty (120) days after its receipt of the Parking Expansion Exercise Notice, Landlord shall deliver a written notice (“Parking Expansion Election Notice”) to Tenant as to whether the Additional Parking Spaces shall be in the form of surface parking, structured parking or a combination of each. Landlord shall use commercially reasonable efforts to accommodate the Additional Parking Spaces in the form of surface parking space prior to delivering its Parking Expansion Election Notice. To the extent that Landlord elects in the Parking Expansion Election Notice to provide the Additional Parking Spaces in the form of surface parking (“Additional Surface Parking Spaces”), Landlord shall diligently proceed to construct or identify paved parking surfaces in the Campus for the Additional Surface Parking Spaces, and commencing upon such identification or completion thereof (as indicated in a written notice by Landlord to Tenant that such spaces can be utilized by Tenant) and throughout the remainder of the Term (as extended from time to time), Tenant shall pay to Landlord, in addition to all other amounts payable by Tenant under this Lease, on the first day of each month (prorated for partial months), an amount equal to $45.00 multiplied by the number of Additional Surface Parking Spaces. To the extent Landlord elects in the Parking Expansion Election Notice to provide the Additional

Parking Spaces in the form of structured parking (“Additional Structured Parking Spaces”), then Landlord shall diligently proceed to design, plan and estimate the cost of a parking deck (“Parking Structure”) (the plans and specifications of which shall be determined by Landlord in its sole and absolute discretion). Upon completion of Landlord’s design, planning and cost estimation, Landlord shall provide Tenant with the initial estimated cost of cost to construct the structured parking deck (“Structured Parking Estimate”). The Structured Parking Estimate shall include, in Landlord’s reasonable judgment, all estimated costs that would be included in the Structured Parking Total Cost as defined below. Upon Tenant’s review of the Structured Parking Estimate, Tenant shall provide written notice to Landlord (“Proceed Notice”), within ten (10) days after Tenant’s receipt of the Structured Parking Estimate, whether it wishes for Landlord to commence or not to commence the construction of the Parking Structure. In the event Tenant elects in the Proceed Notice not to have Landlord commence the construction of the Parking Structure, or fails to timely deliver a Proceed Notice, then Tenant shall reimburse Landlord all actual costs associated with the development of the Structured Parking Estimate (the “Structured Parking Estimate Cost”) and Landlord shall have no obligation to construct the Parking Structure or provide any Additional Structured Parking Spaces, provided that if, regardless of such election or failure by Tenant, Landlord constructs the Parking Structure, Tenant shall have the right to lease or license parking spaces in the Parking Structure at market rates and terms to the extent such spaces are available and not allocated or reserved for use by existing or future occupants in the Campus and Landlord shall reimburse Tenant for the Structured Parking Estimate Cost. If Tenant elects in the Proceed Notice to have Landlord commence construction of the Parking Structure, then Landlord, shall construct a parking deck or other structure in accordance the final plans, which shall materially conform to the plans utilized to perform the Structured Parking Estimate (the “Parking Structure”). Commencing upon the completion of the Parking Structure (as indicated in a written notice by Landlord to Tenant that such spaces may be utilized by Tenant) (“Structure Completion Date”) and throughout the remainder of the Term (as extended from time to time), Tenant shall pay to Landlord, in addition to all other amounts payable by Tenant under this Lease, on the first day of each month (prorated for partial months), an amount equal to the monthly portion of the Tenant Structured Parking Cost, defined as follows. The “Tenant Structured Parking Cost” shall be the prorata share (prorata share being equal to the number of Additional Structured Parking Spaces as a percentage of the total number of parking spaces located in the Parking Structure) of the Structured Parking Total Cost. The “Structured Parking Total Cost” shall mean the total dollar amount (indicated in a written notice by Landlord to Tenant) expended by Landlord in connection with the design, permitting and construction of the Parking Structure, including without limitation, all architect, engineering and other consultants’ fees and expenses, costs of zoning, permits and other governmental authorizations, labor, materials, and general contractor and subcontractor fees and expenses, amortized over two hundred and forty (240) months starting upon the Structure Completion Date, at an interest factor of the then WSJ published Prime Rate at the time of the Structure Completion Date plus one percent (1%). For Example: If the Additional Structured Parking Spaces represents one hundred percent of the total number of parking space located in the Parking Structure, the Structured Parking Total Cost is three million dollars ($3,000,000) and the Prime Rate is three and one quarter percent (3.25%), then the monthly portion of the Tenant Structure Parking Cost would be: 100% x $3,000,000 amortized over 240 months at 4.25%, which would equal $18,804.96 per month. In the event that the period from the Structure Completion Date to the termination or expiration of the term of this Lease is less than two hundred and forty (240) months, then upon such termination or expiration date, Tenant shall pay to Landlord the then-unamortized portion of the total Tenant Structured Parking Cost. Upon the identification or completion of the Additional Parking Spaces, Landlord and Tenant shall in good faith work to complete an amendment (“Additional Parking Amendment”) to confirm the obligations of Tenant to pay the amounts set forth in this subsection (ii), within fifteen (15) days after Landlord prepares and provides the same to Tenant. The Parking Expansion Option herein shall, at Landlord’s election, be conditioned on the Lease being in full force and effect, and Tenant not then being in default beyond any applicable cure period under the Lease, at the time of Tenant’s delivery of the Parking Expansion Exercise Notice, or at any time thereafter prior to the identification or completion of the Additional Parking Spaces. If Tenant shall fail to properly and timely exercise the Parking Expansion Option, then the Parking Expansion Option shall thereupon terminate. Strict compliance and timeliness in giving Tenant’s notices and signing the Parking Expansion Amendment hereunder is of the essence of this provision. The rights granted in this subsection are personal to Tenant. If Tenant shall sublease twenty percent (20%) or more of the Premises or assign the Lease with respect to all or any portion of the Premises other than to a Permitted Transferee, then immediately upon such sublease or assignment Tenant’s rights under this subsection shall concurrently terminate and become null and void.

ARTICLE 8: MAINTENANCE AND REPAIRS

A. Landlord Maintenance and Repairs. Except as otherwise set forth in Article 8.D. below, Landlord, at its expense (which shall be included in Expenses), shall keep and maintain the Premises in good and sanitary condition, working order, repair and shall keep and maintain the Property and the Premises in compliance with all applicable codes and Laws as described in Article 7 and as required under other provisions of this Lease (including the Rules, to the extent applicable to Landlord) including the roof, foundation, structural components, any carpet and other flooring material, paint and wall coverings, doors windows, ceilings, interior surfaces of walls, lighting, plumbing and other fixtures (including bulbs, tubes and ballasts), alterations, improvements and systems and equipment in or serving the Premises (excluding Tenant’s trade fixtures and personal property) and the common areas of the Property, the cost of all such repairs maintenance and replacements shall be included in Expenses. In the event that any repairs, maintenance or replacements are required, Tenant shall promptly notify Landlord concerning the necessity therefor and Landlord shall diligently cause the requisite repairs, maintenance or replacements. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be solely responsible for repairs, maintenance, and replacements necessitated by any willfully negligent or intentional act of Tenant or any of its employees, agents, invitees or contractors and any costs expended or incurred by Landlord in connection with such repairs, maintenance, or replacements shall, upon demand to Tenant therefor, be immediately payable to Landlord as additional Rent.

B. Intentionally Deleted.

C. Intentionally Deleted.

D. Tenant Maintenance and Repairs. Tenant shall, at its sole cost and expense, keep and maintain its trade fixtures, equipment, and all other personal property located within the Premises in good and sanitary condition and in good working order and repair, in compliance with all applicable Laws as described in Article 7, and as required under the other provisions of this Lease (including the Rules).

ARTICLE 9: ALTERATIONS AND LIENS

A. Alterations and Approval. Unless provided for in the Work Letter attached hereto as Exhibit C, Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises (all such work is referred to collectively herein as the “Work”), without the prior written consent of Landlord. Landlord shall not unreasonably withhold, condition or delay its consent, except that Landlord reserves the right to withhold consent in Landlord’s sole discretion for Work which it reasonably deems to affect the structure, safety, efficiency or security of the Property or Premises, the Systems and Equipment.

B. Approval Conditions. Unless provided for in the Work Letter attached hereto as Exhibit C, Landlord reserves the right to impose reasonable requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) use parties contained on Landlord’s approved list (if reputable and available on commercially reasonable terms) or submit for Landlord’s prior written approval the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use, (ii) submit for Landlord’s written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (iii) obtain and post permits, (iv) provide additional insurance, bonds and/or other reasonable security and/or documentation protecting against damages, liability and liens, (v) use union labor (if Landlord uses union labor), (vi) permit Landlord or its representatives to inspect the Work at reasonable times, and (vii) comply with such other reasonable requirements as Landlord may impose concerning the manner and times in which Work shall be done. If Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

C. Performance of Work. All Work shall be performed: (i) in a professional and workmanlike manner, (ii) only with materials that are free of material defects, (iii) only by parties, and strictly in accordance with plans, specifications, and other matters, approved or designated by Landlord in advance in writing, (iv) so as not to adversely affect the Systems and Equipment or the structure of the Buildings, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Property, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other reasonable requirements as Landlord may impose concerning the manner and times in which loud and disruptive Work shall be done. Landlord may require that any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants be performed at times other than normal Building hours (at Tenant’s sole cost). If Tenant fails to perform the Work as required herein, Landlord shall provide notice to Tenant of non-compliance and Tenant shall diligently comply with the performance of the Work as required under the this Lease. All Work (whether as part of Tenant’s initial Work or at other times during the Term) shall be consistent with the terms and conditions contained in Exhibit C of this Lease. Upon completion of any Work, Tenant shall provide lender with “as built” plans and proof of payment for all labor and materials.

D. Liens. Tenant shall pay all costs for the Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic’s, materialman’s, architect’s, engineer’s or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. If contemplated under applicable statutory procedures, Tenant shall post and record appropriate notices of non-responsibility on behalf of Landlord, and shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording any other notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within thirty (30) days after Landlord provides notice. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act that subjects Landlord’s title to, or any Lender’s interest in, the Property or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

E. Intentionally Deleted.

F. Generator. Subject to the terms and conditions of this Article 9 and all other terms and conditions contained in this Lease, Tenant shall have the right to install and operate, at its sole cost and expense, a generator and fuel supply container (collectively, the “Generator”) at the location described in accordance with Exhibit H, which Generator, at the election of Landlord, shall be removed in accordance with Article 23 upon the expiration or earlier termination of this Lease. Tenant shall at all times comply with any Laws relating to Tenant’s use of the Generator, and all the terms and conditions of this Lease. Landlord reserves the right to require Tenant to remove the Generator upon the expiration or earlier termination of this Lease.

G. Signage. Subject to the terms and conditions of this Article 9 and all other terms and conditions of this Lease:

(i) Sign. Upon Landlord’s reasonable prior written approval and receipt of all necessary governmental approvals required under applicable Law, Tenant shall have the exclusive right to install, at its sole cost and expense, its sign and logo (the “Sign”) on the upper façade of the Building II and Building V in a specific location to be mutually agreed upon between Landlord and Tenant. Tenant shall not make any future alterations to the Sign without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall take all appropriate actions not to cause any roof or building leaks or other damage or injury to Building II or contents thereof (collectively, “Property Damage”) caused by Tenant’s installation, use, maintenance or removal of the Sign, and shall promptly notify Landlord of any such Property Damage. In the event of any such Property Damage directly caused by Tenant’s Sign, Landlord may: (i) require that Tenant pay Landlord’s reasonable costs for repairing such Property Damage within thirty (30) days after Landlord submits an invoice and reasonable supporting documentation therefor, or (ii) require that Tenant perform the necessary repairs in a good and workmanlike manner using a contractor designated or reasonably approved by Landlord at Tenant’s expense within thirty (30) days after Landlord’s notice. No later than the termination of the Lease, by expiration or otherwise, Tenant shall disconnect and remove the Sign. If Tenant does not immediately remove the Sign when so required, Tenant hereby authorizes Landlord to remove and dispose of the Sign and Tenant shall promptly pay Landlord’s reasonable charges for doing so. Landlord shall not be liable for any property so disposed or removed by Landlord. Tenant shall maintain the Sign in good and sightly appearance, condition and repair, and so as not to detract from the appearance or image of the Property. If Landlord approves illumination, Tenant shall ensure that the Sign is fully and completely illuminated each night (subject to reasonable periods for repair or replacement) at Tenant’s sole cost and expense. At Landlord’s option by written notice to Tenant, Tenant’s right to use the Sign shall terminate at any time after Tenant is in Default.

(iii) General. Tenant shall cause the Sign and any other installed signs and logos to be, at all times (subject to reasonable periods for repair and replacement), in full compliance with all applicable Laws and all the terms and conditions of this Lease.

ARTICLE 10: INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

A. Required Insurance. Tenant shall maintain during the Term: (i) commercial general liability (“CGL”) insurance, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises in an amount not less than $5,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $5,000,000.00, with endorsements: (a) for contractual liability covering Tenant’s indemnity obligations under this Lease, and (b) adding Landlord, the management company for the Property, and other parties reasonably designated by Landlord, as additional insureds, (ii) primary, noncontributory “all-risk” property damage insurance (including installation floater insurance during any alterations or improvements that Tenant makes to the Premises) for perils insured under special causes of loss policy form covering any alterations or improvements beyond any work or allowance provided by Landlord under this Lease, and Tenant’s personal property, business records, fixtures and equipment and other insurance risks, in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts) and including business interruption (for at least nine (9) months), (iii) automobile liability insurance for all owned, non-owned and hired autos used in Tenant’s business with limits of not less than $5,000,000 for each accident, and (iv) workers’ compensation insurance as required by Law.

B. Certificates and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant’s entry to the Premises for delivery of materials or construction of improvements or any other purpose (whichever first occurs). Tenant shall use reasonable efforts to cause such insurance coverage and certificates provide that such coverage may not be canceled or allowed to expire without the issuer endeavoring to deliver at least thirty (30) days’ prior written notice thereof to Landlord, and shall include, as attachments, originals of the additional insured endorsements to Tenant’s CGL policy required above. Tenant shall provide renewal certificates to Landlord prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Tenant’s insurance policies shall be primary to all policies of Landlord and any other additional insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the State in which the Property is located, and shall have a general policy holder’s rating of at least A- and a financial rating of at least X in the then current edition of Best’s Insurance Reports. Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant.

C. Landlord’s Required Insurance. Landlord shall maintain during the Term: (i) commercial general liability (“CGL”) insurance, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Property in an amount not less than $5,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $5,000,000.00 (which may be provided by a combination of primary and excess or umbrella policies), with endorsements, (a) for contractual liability covering Landlord’s indemnity obligations under this Lease, and (b) adding Tenant and other parties reasonably designated by Tenant, as additional insureds, and (ii) primary, noncontributory “all-risk” property damage insurance (including installation floater insurance during any alterations or improvements that Landlord makes to the Premises and the improvements made by Tenant pursuant to Exhibit C) for perils insured under special causes of loss policy form covering the Campus, except to the extent alterations or improvements are required to be insured by tenants in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Landlord (subject to reasonable deductible amounts). All insurance policies required to be maintained by Landlord under this Section C may be maintained under blanket policies which cover properties in additional to the Property.

D. Mutual Waiver of Claims and Subrogation. The parties hereby mutually waive all claims against each other for all losses covered or required to be covered hereunder by their respective insurance policies, and waive all rights of subrogation of their respective insurers; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. Such mutual waiver of claims shall apply regardless of the negligence of the other party or its affiliates, agents or employees. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

ARTICLE 11: CASUALTY DAMAGE

A. Restoration. Tenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition as prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishings, fixtures, systems or equipment, or any alterations or improvements in excess of any work or allowance provided by Landlord under this Lease. Tenant shall reasonably cooperate in approving any plans for repairs to the Premises hereunder, and in vacating the Premises to the extent reasonably required to avoid any interference or delay in Landlord’s repair work. Promptly following completion of Landlord’s work, Tenant shall repair and replace Tenant’s furniture, furnishings, fixtures, systems or equipment, and any alterations or improvements made by Tenant in excess of those provided by Landlord, subject to and in compliance with the other provisions of this Lease.

B. Abatement of Rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent from the date of the casualty through the date that Landlord substantially completes Landlord’s repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Premises are un-tenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used, and (ii) shall not apply if the damage is caused by the intentional misconduct of Tenant or its Transferees or their respective agents, employees or contractors.

C. Landlord’s Termination of Lease. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Property shall be materially damaged by the intentional misconduct of Tenant or its Transferees or their respective agents, employees or contractors, or if the Property shall be damaged by fire or other casualty or cause such that: (i) repairs to the Premises and access thereto cannot reasonably be completed within 180 days after the casualty without the payment of overtime or other premiums, (ii) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (iii) any Lender shall require that the insurance proceeds or any material portion thereof be used to retire the Mortgage debt, or the damage is not fully covered, except for reasonable deductible amounts, by Landlord’s insurance policies, or (iv) the cost of the repairs, alterations, restoration or improvement work would exceed thirty-five percent (35%) of the replacement value of the Buildings (whether or not the Premises are affected by the damage). Tenant agrees that the abatement of Rent provided herein shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease (except as provided below) by reason of damage to the Premises or Property.

D. Tenant’s Termination of Lease. Tenant may elect to terminate this Lease by notifying Landlord in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises) if the Property shall be damaged by fire or other casualty or cause such that: (i) repairs to the Premises and access thereto cannot reasonably be completed within two (2) years after the casualty without the payment of overtime or other premiums, (ii) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term.

ARTICLE 12: CONDEMNATION

If at least thirty-five percent (35%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use (“Condemnation”), including any temporary taking for a period of one year or longer, then either Landlord or Tenant may elect to terminate this Lease effective on the date possession for such use is so taken, by giving notice to the other party no later than one hundred and twenty (120) days after receiving notice of the filing of the Condemnation. If less than the foregoing amount of the Premises is taken, but the taking includes or affects a material portion of the Buildings or Property, or Landlord’s economical operation thereof, then Landlord may elect to terminate this Lease upon at least thirty (30) days’ prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall be abated for the period of the taking, and Landlord may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant’s unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall be entitled to file a separate claim for the unamortized value of Tenant’s Work (other than the work described in Exhibit C) at the time of the Condemnation and for moving expenses and any taking of Tenant’s personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any Lender.

ARTICLE 13: ASSIGNMENT AND SUBLETTING

A. Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld conditioned or delayed as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet more than twenty percent (20%) of the

Premises, or (iii) permit the use of the Premises by any Persons other than Tenant, its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than fifteen (15) days after Tenant’s Notice, (b) the portion of the Premises to be Transferred (herein called the “Subject Space”), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, (d) financial statements (balance sheets and income/expense statements for the current and prior year) of the proposed Transferee, certified by an officer, partner or owner of the Transferee, and (e) any other reasonable information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space or as Landlord may reasonably request. Any Transfer made, and Transferee taking possession of the Subject Space, without complying with this Article shall, at Landlord’s option, be null, void and of no effect and shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $500 towards Landlord’s review and processing expenses, as well as any and all reasonable legal fees incurred by Landlord, within thirty (30) days after Landlord’s written request.

B. Approval. Landlord will not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant’s notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Property or other tenants of the Property or Campus, (ii) the Transferee intends to use the Subject Space for any purposes other than general office use, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes in compliance with Laws, (iv) the Transferee is a government, or agency or instrumentality thereof, (v) the Transferee or any affiliate thereof is an occupant of the Property or Campus or has negotiated to lease space in the Property (or Campus) directly with Landlord during the prior four (4) months from Tenant’s notice of potential Transfer, (vi) the Transferee does not have, in Landlord’s good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vii) the Transfer involves a partial or collateral assignment, mortgage or other encumbrance on this Lease, a sub-sublease or assignment of a sublease, (viii) the Transfer would cause Landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, or would give a tenant of the Property a right to cancel its lease, or (ix) Tenant has committed and failed to cure a Default. If Tenant disagrees with Landlord’s decision to deny approval, Tenant’s sole remedy shall be to seek immediate declaratory and injunctive relief, and to recover attorneys’ fees and costs as a prevailing party under Article 17.

C. Transfer Premiums. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall retain fifty percent (50%) of any Transfer Premium, and shall pay Landlord fifty percent (50%) of any Transfer Premium, derived by Tenant from such Transfer. “Transfer Premium” shall mean: (i) for a lease assignment, all consideration paid or payable therefor, and (ii) for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). In any such computation, Tenant: (a) may subtract any reasonable direct out-of-pocket costs incurred in connection with such Transfer, such as advertising costs, brokerage commissions, attorneys’ fees and leasehold improvements for the Subject Space, and (b) shall not include any amounts paid by the Transferee other than those directly attributable to the Lease. Tenant shall pay the percentage of the Transfer Premium due Landlord within thirty (30) days after Tenant receives any Transfer Premium.

D. Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant’s notice of any proposed Transfer, to recapture the Premises or Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Premises or Subject Space, as the case may be, as of the date stated in Tenant’s notice as the effective date of the proposed Transfer (or at Landlord’s option, such notice shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. Tenant shall surrender and vacate the Premises or Subject Space, as the case may be, when required hereunder in accordance with Article 23, and any failure to do so shall be subject to Article 24. Notwithstanding the foregoing, if Landlord elects to recapture all or a portion of the Premises pursuant to this Section D, Tenant shall have the right to retract Tenant’s request for consent to the proposed Transfer (which retraction must be by written notice by Tenant to Landlord delivered within ten (10) days after Landlord’s recapture notice is received by Tenant) and the Lease shall not be affected thereby.

E. Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant’s liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Tenant, (iv) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer as approved by Landlord, and (v) Tenant shall furnish a statement setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its representatives shall have the right at reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and to make copies thereof. If a Transfer Premium is found understated, Tenant shall pay the deficiency within thirty (30) days after billing (and if understated by more than five percent (5%), Tenant shall include with such payment Landlord’s reasonable costs of such audit). Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, then Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under such sublease with respect to obligations arising thereafter, subject to the terms of Landlord’s standard form of attornment documentation. If Tenant shall commit a Default under this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply toward Tenant’s obligations under this Lease).

F. Certain Transfers. For purposes of this Lease, unless deemed a Permitted Transfer, the term “Transfer” shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, and (ii) if Tenant is a partnership or limited liability company at the time of this Lease, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company.

G. Permitted Transfers. Notwithstanding anything to the contrary in this Article, Tenant may, without Landlord’s consent, sublet all or a portion of the Premises or assign this Lease to any party (a “Permitted Transferee”), which directly or indirectly: (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant or any of the foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant’s assets or any such other party’s assets are sold, so long as the resulting entity will be an on-going business with a net worth and financial condition at least as strong as that of the Tenant at the time of such Transfer (and in the event of such a sale of all or substantially all of Tenant’s assets to any party, Tenant shall include an assignment and assumption of this Lease as part of the assets transferred thereunder); provided: (a) Landlord shall receive notice describing the structure of the transaction, the parties involved, and the financial information required herein, certified by an officer of Tenant and/or the Transferee at least fifteen (15) days in advance (provided, the notice may be deferred for up to fifteen (15) days after the Transfer has occurred if advance notice would violate any regulatory or confidentiality requirements), and a copy of the executed transfer document (in form reasonably acceptable to Landlord consistent with the provisions hereof) within fifteen (15) days after the Transfer occurs, (b) Tenant shall remain liable for all of Tenant’s obligations under this Lease, (c) the Transferee shall expressly assume all of Tenant’s obligations under this Lease, and (d) this provision shall not be deemed consent to any further sublease, assignment or other Transfer. The permitted Transfers set forth above are referred to in this Lease as “Permitted Transfers.” A Permitted Transfer shall not be subject to any other Section of this Article other than Sections E (except that Landlord shall be deemed to have consented to such sublease) and G and in no event shall Tenant be obligated to pay any Transfer Premium in connection with a Permitted Transfer. Failure to deliver the foregoing notice or copy of the executed transfer document shall not render a Transfer that would have otherwise been deemed a Permitted Transfer to be anything other than a Permitted Transfer and shall not be deemed a Default under this Lease provided Tenant shall not have intentionally misled or subverted the intent of this Section by failure to provide such notice or copy and further provided that Tenant shall provide such notice and copy within fifteen (15) days of request by Landlord. Any reference to a right under this Lease being “personal” to Tenant shall also apply to a Permitted Transferee.

ARTICLE 14: PERSONAL PROPERTY, RENT AND OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, built-in and modular furniture, and systems and equipment located in or exclusively serving the Premises, notwithstanding that certain such items may become Landlord’s property under Article 23 upon termination of the Lease. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord Tenant’s share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant’s property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

ARTICLE 15: LANDLORD’S REMEDIES

A. Default. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant and shall give rise to Landlord’s remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after notice thereof; provided, that if Tenant fails more than once in any twelve (12) month period to make when due any payment of Rent, then Tenant shall have no further rights to notice and cure with respect to payment of Rent; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following notice (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, and diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, after Tenant has first obtained actual knowledge of such violation, or (v) (a) making by Tenant of any general assignment for the benefit of creditors, (b) filing by or for bankruptcy reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days), (c)

appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, and (e) Tenant’s insolvency or failure, or admission of an inability, to pay debts as they mature. If Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period, and Landlord has provided notice to Tenant thereof within thirty (30) days following each such violation, then Landlord shall have the right to exercise all remedies for any further violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure such violation. The notice and cure periods herein are intended to satisfy and run concurrently with any notice and cure periods provided by Law, and shall not be in addition thereto.

B. Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law:

(1) Landlord may terminate Tenant’s right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account, among other things, the condition of the Premises, market conditions, the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph G below) that Landlord may incur in order to enter such replacement lease, and (iii) any other amounts necessary to compensate Landlord for all actual monetary damages caused by Tenant’s failure to perform its obligations under this Lease. For purposes of computing the amount of Rent that would have accrued after the termination date, Tenant’s obligations for Taxes, Insurance and Expenses shall be projected based on the average increase from the Commencement Date through the termination date. The amounts computed in accordance with the foregoing subclauses (a) and (b) shall be discounted to the then present value in accordance with accepted financial practice at a per annum discount rate equal to the lesser of (x) the prime rate most recently published by the Wall Street Journal or (y) five percent (5%) per annum.

(2) Landlord may terminate Tenant’s right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph G, below, and (iii) any other amounts necessary to compensate Landlord for all actual monetary damages caused by Tenant’s failure to perform its obligations under this Lease, including all Costs of Reletting (as defined in Paragraph G below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant’s right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant and may pursue such other remedies as may be available to Landlord under this Lease or Law.

C. Mitigation of Damages. If Landlord terminates this Lease or Tenant’s right to possession, Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages, and Tenant may submit proof of such failure to mitigate as a defense to Landlord’s claims for Rent, subject to the following clarifications: (i) Landlord shall not be required to use greater efforts or lower standards than Landlord generally uses to lease other space at the Property, (ii) Landlord will not have failed to mitigate if Landlord or its affiliates lease other portions of the Property or other projects in the vicinity before reletting the Premises, (iii) any failure to mitigate during any period shall reduce the Rent and other amounts to which Landlord is entitled by the reasonable rental value of the Premises during such period taking into account the factors described in clause B(1) above, (iv) in recognition that the value of the Property depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below the rates of transactions recently executed by Landlord of comparable space at the Property, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not constitute a failure to mitigate, and (v) until Landlord terminates this Lease or Tenant’s right to possession, Landlord shall have no obligation to mitigate and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease pursuant to Article 13.

D. Reletting. If this Lease or Tenant’s right to possession is terminated, or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord’s sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord’s sole discretion, directly or as Tenant’s agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph G hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to Paragraph C and the other provisions hereof.

E. Late Charges, Interest, and Returned Checks. Tenant shall pay, as additional Rent, a service charge of Five Hundred Dollars ($500.00) if any portion of Rent is not received within five (5) days after due. Any Rent not paid within thirty (30) days after due shall also accrue interest from the due date at the Default Rate until paid. Such service charges and interest payments shall not be consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks that are returned by Tenant’s bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier’s checks (without limiting Landlord’s other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

F. Other Remedies. If Tenant fails to perform any obligation within the time required under this Lease (including any applicable notice and cure period hereunder except in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to ten percent (10%) thereof for Landlord’s overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord’s performance of Tenant’s obligations hereunder shall not be deemed a waiver or release of Tenant therefrom. Landlord’s remedies set forth above are distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease. Without limiting the generality of the foregoing, Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, (ii) sue for and collect any unpaid Rent which has accrued, or (iii) invoke any statutory possessory remedies available at Law.

G. Other Matters. In the event of a Default, no re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, then any termination shall be deemed a termination of Tenant’s right of possession only). Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect the net amounts (after receipt of claims from prior suit) to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord’s option: (i) first, to the Costs of Reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant, (iii) third, to the payment of all interest and service charges which may have accrued hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due during the Term (and with any remaining residue to be retained by Landlord). “Costs of Reletting” shall include all costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, attorneys’ fees, and any other costs and incentives incurred in order to enter into leases with replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in Default hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant agrees that the notice and cure rights set forth herein contain the entire agreement of the parties respecting such matters, and hereby waives any right otherwise available under any Law to redeem or reinstate this Lease or Tenant’s right to possession after this Lease or Tenant’s right to possession is properly terminated hereunder.

H. Waiver of Security Interest. Landlord hereby waives any and all security interests, liens, and other rights and interests, whether granted by statute or otherwise, in and to any and all trade fixtures, furniture, equipment and other personal property of Tenant (except for those which were paid for the any of the allowances set forth in Exhibit C).

ARTICLE 16: INTENTIONALLY DELETED

ARTICLE 17: ATTORNEYS’ FEES, JURY TRIAL AND VENUE

In the event of any litigation or arbitration between the parties relating to this Lease, the Premises or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs as part of the judgment, award or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys’ fees or costs, the breaching party shall reimburse such reasonable fees and costs to the non-breaching party upon demand. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all reasonable attorneys’ fees and costs incurred by such parties in connection with such litigation. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES OR THE PROPERTY. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Property, shall be heard, at Landlord’s option, in the court having jurisdiction located closest to the Property.

ARTICLE 18: SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

This Lease is subject and subordinate to all Mortgages placed upon the Property, and all other encumbrances, matters of public record applicable to the Property, as of the effective date of this Lease; provided this Lease shall only be subordinate to Mortgages made hereafter if the Lenders thereunder agree to enter into a subordination, non-disturbance and attornment agreement with Tenant in the form (“Qualified SNDA Form”) attached hereto as Exhibit I, a commercially standard form of commercial lenders or another form reasonably acceptable to Landlord and Tenant. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant’s occupancy and shall recognize this Lease in full force and effect as “Landlord”, so long as Tenant is not in Default, on a Qualified SNDA Form). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided and received by Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s reasonable control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver within twenty (20) days after request therefor, such documentation as Landlord or any Lender may reasonably request from time to time, including, without limitation, a subordination, non-disturbance and attornment agreement in a form acceptable to any Lender making a request therefor, whether such request is made to Tenant prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Article in recordable form. Landlord represents and warrants that (i) the only Mortgage affecting the Premises as of the effective date of this Lease is the Construction Mortgage, Security agreement, Fixture Filing and Assignment of Leases and Rents by Landlord for the benefit of The PrivateBank and Trust Company, an Illinois state chartered bank, and (ii) no encumbrances affecting the Premises as of the effective date of this Lease prohibit Tenant’s Permitted Use of the Premises. On or before the execution and delivery of this Lease by Landlord and Tenant, Landlord will cause the Existing Mortgagee to execute and deliver to Tenant, and Tenant will execute and deliver to Landlord and Existing Mortgage, the subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit I.

ARTICLE 19: ESTOPPEL CERTIFICATES

Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver a statement certifying (subject to such exceptions, amendments or claims as Tenant may properly make and describe therein to reflect the actual terms conditions and performance under the Lease) the following: (i) this Lease is unmodified, and is valid and in full force and effect, (ii) the Commencement Date, Expiration Date, and rentable area of the Premises, (iii) no Rent has been paid more than one month in advance, and the annual and monthly Base Rent, Tenant’s Share of Taxes, Insurance and Expenses, and current payments thereof, and Security Deposit, (iv) Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, (v) there are no uncured defaults on the part of Landlord or Tenant, and no events or conditions which, with the giving of notice or lapse of time or both, would constitute a default by Tenant or Landlord, (vi) Tenant has no options to purchase the Property or terminate this Lease, nor any expansion, reduction or extension rights, unless otherwise provided for in the Lease, (vii) Landlord has satisfied any obligations to perform or reimburse Tenant for any leasehold improvements, and Tenant is not entitled to any Rent abatement period after the Rent Commencement Date and (viii) certifying such other matters, and including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord’s current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be in Default, and shall be to have agreed with the matters set forth therein (without limiting Landlord’s other remedies).

ARTICLE 20: RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein, including Tenant’s rights to Quiet Enjoyment, Landlord reserves full rights to control the Property and Campus (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

A. General Matters. To: (i) change the name or street address of the Property, (ii) install and maintain signs on and about the Property, and grant any other Person the right to do so in accordance with applicable Laws and consistent with Tenant’s Signage, (iii) retain at all times, and use in appropriate instances, keys to all doors into the Premises, (iv) grant to any Person the right to conduct any business or render any service at the Property or Campus, whether or not the same are similar to the use permitted Tenant by this Lease, and (v) in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof: (a) limit or prevent access to the Property, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of Tenant, and other tenants of the Property or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

B. Access to Premises. Subject to the following provisions, to enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, governmental authorities, and their representatives, and during the last twelve (12) months of Tenant’s occupancy, show the Premises to prospective tenants and leasing brokers, and (iv) decorate, remodel or alter the Premises if Tenant abandons the Premises at any time or vacates the same during the last 120 days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Paragraph C below, or exercise other rights of Landlord under this Lease or applicable Laws. In connection with any such access to the Premises, except in emergencies or for cleaning or other routine services to be provided to Tenant under this Lease, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant’s on-site manager or other appropriate person (which shall be no less than twenty four (24) hours prior notice), and (b) shall not disrupt Tenant’s business. Notwithstanding any of Landlord’s rights to enter the Premises pursuant to the terms of this Lease, Landlord shall not cause Tenant to in any way violate any laws, regulations or ordinances intended to protect the rights and privacy of Tenant’s patients, including those relating to any and all patient records, which at any time, Tenant shall be able to secure in locked storage units or remove from the Premises.

C. Changes to the Property. Subject to the last sentence of this Paragraph, to: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including retrofit work), in and to the Property, any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (other than Tenant’s permitted use under this Lease), including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed. In connection with such matters, Landlord may erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems reasonably appropriate. However, Landlord shall: (a) provide Tenant access to the Premises at all times, and (b) in connection with entering the Premises, comply with the last sentence of Paragraph B above. Notwithstanding the foregoing, Landlord shall not make any material modifications permitted in this Section C within the Premises unless (A) Tenant shall have provided prior consent, which consent shall not be unreasonably withheld, (B) such changes are necessary to repair, maintain or improve the Systems, Equipment or structure of such building (C) such changes are necessary for Landlord to comply with its obligations under this Lease, (D) such changes are required in the event of an emergency or required or reasonably advisable in connection with laws and regulations, or (E) such changes are made to the common areas of the Premises during the last two (2) years of the Term (excluding any unexercised extension options).

ARTICLE 21: LANDLORD’S RIGHT TO CURE

Subject to Tenant’s rights under Article 6 of this Lease, if Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off or abate Rent, or terminate this Lease, except as may be expressly provided in this Lease.

ARTICLE 22: INDEMNIFICATION

Subject to the provisions of Articles 10 and 11, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs), arising or alleged to arise from: (i) any violation or breach of this Lease or applicable Law by any Tenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business directly arising out of any Tenant Party’s use of the Premises or Property, or out of any other act or omission of any Tenant Parties, and (iii) any other damage, loss or injury to persons, property or business occurring in, or from the Premises, except to the extent that such other damage, loss or injury to persons, property or business is caused by the negligence or intentional misconduct of Landlord. For purposes of this provision, “Tenant Parties” shall mean Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, Transferees and contractors.

ARTICLE 23: RETURN OF POSSESSION

A. General Provisions. At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear and casualty and condemnation excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property, subject to the following provisions.

B. Landlord’s Property. All improvements, fixtures and other items, including, without limitation, ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, Lines under Article 28, built-in shelves and cabinets, interior drywall partitioning, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Tenant or Landlord, and any other items installed or provided by Landlord or at Landlord’s expense, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance, or credit to Tenant, unless Landlord elects otherwise as provided in Paragraph C below.

C. Removal of Items by Tenant. Notwithstanding the foregoing to the contrary, if prior to expiration or earlier termination of this Lease or within thirty (30) days thereafter Landlord so directs by notice, Tenant shall promptly remove such items described in Paragraph B above as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner; provided, Landlord shall not require removal of any such items that: (i) already existed in the Premises before Rent Commencement Date, or (ii) involve customary leasehold improvements that are installed by or for Tenant pursuant to the provisions of this Lease after the Rent Commencement Date to the extent that Tenant seeks, and Landlord grants, a written waiver of such removal requirement in connection with Landlord’s approval of the plans therefor.

D. Tenant’s Failure to Remove Items. If Tenant shall fail to remove any items from the Premises as required hereunder, Landlord may do so and Tenant shall pay Landlord’s charges therefor upon demand. All such property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.

ARTICLE 24: HOLDING OVER

Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% for the first ninety (90) days, and thereafter 200%, of the amount of Rent then applicable prorated on a per diem basis for each day that Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amount of Rent in accordance with this Lease (subject to refund of any partial month occupancy prorated on a per diem basis), and such other amounts upon written demand. The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all other provisions of this Lease until Tenant properly vacates the Premises, including Article 23), and Landlord shall have such other remedies to recover possession of the Premises as may be available to Landlord under applicable Laws. Notwithstanding the foregoing, before or after termination, Landlord may (but shall not be required to) provide notice advising Tenant of the Rent and other terms on which Tenant may, as permitted by Landlord, hold over on a month-to-month basis.

ARTICLE 25: NOTICES

Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective unless served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be effective when received by the parties at the addresses required herein.

ARTICLE 26: REAL ESTATE BROKERS

Landlord and Tenant hereby mutually: (i) represent and warrant to each other that they have dealt only with the brokers, if any, designated in Article 1 (whose commission, if any, shall be paid pursuant to separate written agreement by the party signing such agreement) as broker, agent or finder in connection with this Lease, and (ii) agree to defend, indemnify and hold each other harmless from and against any and all claims, demands, losses, liabilities, damages, judgments, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs), arising or alleged to arise from any breach of their respective foregoing representation and warranty under this Article.

ARTICLE 27: NO WAIVER

No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord’s remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord’s right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

ARTICLE 28: TELECOMMUNICATION LINES

A. Telecommunication Lines. Subject to Landlord’s continuing right of supervision and reasonable approval, and the other provisions hereof, Tenant may: (i) install telecommunication lines (“Lines”) connecting the Premises to any applicable Building terminal block that is currently available or may be made available to serve the Premises, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Such terminal block may comprise, or be connected through riser or other Lines with, a main distribution frame (“MDF”) for the applicable Building. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of any such terminal or MDF, Property riser Lines, or related equipment. If there is, or will be, more than one tenant in the applicable Building, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal blocks and MDF based on the proportion of rentable area each tenant leases, or the type of business operations or requirements of such tenants, in Landlord’s reasonable discretion. However, Landlord agrees that the Lines and any such provision or allocation of the Lines will be available to Tenant at the Possession Date under the Lease and in accordance with its Permitted Use, and unless there is a material change in Tenant’s requirement in connecting to the Lines or MDF shall continue to be in place for Tenant’s use during the Term. Landlord may arrange for an independent contractor to review Tenant’s requests for approval hereunder, monitor or supervise Tenant’s installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same, and Tenant shall pay Landlord’s reasonable charges therefor as provided in Article 9.

B. Installation. Tenant may install and use Tenant’s Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord’s prior written reasonable approval of all aspects thereof, which approval shall not be unreasonably withheld, conditioned or delayed (ii) use an experienced and qualified contractor reasonably designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord’s then-standard form of agreement therefor), provided that such approval shall not be unreasonably withheld, conditioned or delayed (iii) comply with such commercially reasonable inside wire standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, which are customary for similar uses and in accordance with Tenant’s Permitted Use, (iv) not knowingly install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances, (v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment not otherwise approved by Landlord to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines by Tenant, Landlord may reasonably require that Tenant remove any existing Lines located in or serving the Premises at the time of Tenant’s installation, in the event that the removal in Landlord’s reasonable judgment is required for Tenant to safely install its new Lines.

C. Limitation of Liability. Except to the extent due to Landlord’s intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant’s use of the Lines will be free from the following (collectively called “Line Problems”): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant’s requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Property by or for other tenants at the Property, by any failure of the environmental conditions at or the power supply for the Property to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant’s obligations under the Lease. In no event shall Landlord or Tenant be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

ARTICLE 29: HAZARDOUS MATERIALS

A. Hazardous Materials Generally Prohibited. Except as provided herein, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any “Hazardous Material” (as defined in Article 30), or permit its employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises by Tenant, of substances customarily and lawfully used by Landlord in operating the Property, or by Tenant in the business which Tenant is permitted to conduct in the Premises under this Lease, as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use and the ordinary course of such business operations, in accordance with applicable Laws, prevailing standards, and the manufacturers’ instructions therefor, and as Landlord shall reasonably require (but no warning notices or symbols shall be placed, or required to be placed, on or near any door to or within the Premises or Property), (ii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Property or in any other public or private drain or sewer, regardless of quantity or concentration), (iii) if any applicable Law or Landlord’s trash removal contractor requires that any such substances be disposed of from the Premises separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (iv) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (v) for purposes of removal and disposal of any such substances for which Tenant is responsible hereunder, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

B. Notifications. To the extent Tenant has actual knowledge, Tenant shall immediately notify Landlord of: (i) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Premises, (iii) any release, discharge, spill, leak, migration, disposal or transportation of any Hazardous Material on or from the Premises in violation of this Article, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom, and (iv) any matters where Tenant is required by Law to give a notice to any regulatory authority respecting any Hazardous Material on or from the Premises. Landlord shall have the right (but not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article, and to join and participate, as a party, in any legal proceedings or actions affecting the Premises and concerning Hazardous Materials or otherwise initiated under any environmental, health or safety Law.

C. Hazardous Materials Questionnaire. At such times as Landlord may reasonably request, Tenant shall accurately and completely fill out, sign (and certify to be accurate and complete) and return Landlord’s then current form of Tenant Hazardous Materials Questionnaire and Disclosure Statement (“Hazardous Materials Questionnaire”) which shall: (i) identify, describe and list quantities of any Hazardous Materials that have been transported to or from, used, stored, generated, handled, maintained, disposed, released, discharged, spilled, leaked or migrated in or from the Premises since the Commencement Date or the last such Hazardous Materials Questionnaire, and any such activity that is anticipated during the next twelve (12) months, (ii) provide information concerning past, present and anticipated disposal practices, storage tanks, process tanks, dip tanks, waste management practices, waste water discharge/treatment practices, air discharges, regulatory actions, and such other information as Landlord requires, and (iii) include copies of any material safety data sheets (“MSDS”) issued by the manufacturer, distributor or importer for any such Hazardous Materials. Landlord shall generally not require such Environmental Questionnaires more than once per year, except if required by Law or a Lender, or in connection with a proposed sale or financing of the Property, or if based on Tenant’s answers to any prior Environmental Questionnaire or an inspection of the Premises, or if Landlord determines that more frequent Environmental Questionnaires are reasonably required.

D. Hazardous Materials Records; Inspections, Tests and Studies. To the extent in Tenant’s actual possession, Tenant shall immediately upon written request from time to time provide Landlord with copies of all permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, feasibility and impact studies, storage and management plans, business plans, remediation and cleanup plans, closure plans, documentation evidencing that a clean-up or other action required hereunder has been properly and lawfully completed, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as “Tenant’s Hazardous Materials Records”). Landlord reserves the right to conduct, and to request that regulatory authorities conduct, from time to time, detailed inspections, tests and studies at or respecting the Premises, and of Tenant’s operations therein including, without limitation, air, soil, water and the contents of any cans, bottles, jars, drums, barrels or other containers, and Tenant’s Hazardous Materials Records, respecting Tenant’s compliance with this Article. In connection therewith, Tenant shall fully cooperate and shall instruct Tenant’s officers and employees to answer all questions truthfully and completely. Such inspections, tests and studies may be made with or without prior notice. If Landlord or any Lender or regulatory authority arranges for any inspections, tests or studies showing this Article has been violated in any material way, or otherwise in connection with any request by Tenant for permission to engage in any activity or to waive any requirement involving Hazardous Materials, Tenant shall pay for the cost of such inspections, tests and studies. If any insurance with respect to Hazardous Materials is required by Law or any Lender, then Tenant shall obtain such insurance at its expense.

E. Clean Up Responsibilities. If any Hazardous Material is released, discharged or disposed of, or permitted to spill, leak, or migrate, by Tenant or its Transferees or their respective agents, employees or contractors, in violation of the foregoing provisions of Article 29.A, Tenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises, Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Tenant’s expense (without limiting Landlord’s other remedies therefor). Such clean up and removal work (“Tenant Remedial Work”) shall be considered Work under Article 9 and subject to the provisions thereof, including, without limitation, Landlord’s prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from an environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of, or permitted to spill, leak, or migrate on or about the Property and is not caused by Tenant or its Transferees or their respective agents, employees or contractors, such release, discharge, disposal, spill, leak, or migration shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant’s use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Lease (including Landlord’s obligations to restore under Article 11.A by lawfully abating the Hazardous Material, and Tenant’s rights to abate Rent under Article 11.B).

F. Storage Tanks and Ponds. Except with respect to a storage tank for the supply of fuel for the generator that may be installed pursuant to the terms and conditions of Article 9 of this Lease, Tenant shall not install or use storage tanks on or about the Premises (whether under, on or above ground) without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Tenant shall not engage in or permit ponding or surface storage or treatment of Hazardous Materials under any circumstances. If Landlord permits Tenant to install or use a storage tank, Tenant shall comply with all applicable Laws in connection therewith, and at Landlord’s request shall properly and lawfully remove such tank upon expiration or earlier termination of this Lease (or sooner if such tank is found to leak or removal is required by applicable Laws) in accordance with removal procedures approved by Landlord in advance in writing.

G. Miscellaneous. Tenant shall immediately upon written request provide Landlord with copies of all material safety data sheets, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to this Article (collectively referred to herein as “Tenant’s Hazardous Materials Records”). Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant’s activities involving Hazardous Material on or about the Premises or Property, and shall not allow such obligations to become a lien or charge against the Property or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

ARTICLE 30: DEFINITIONS

(A) “Building” shall mean each structure (or the portion thereof owned by Landlord) identified in Article 1.

(B) “Default Rate” shall mean one and one half percent (1.5%) per month, or the highest rate permitted by applicable Law, whichever shall be less.

(C) “Expenses” shall mean all expenses, costs and amounts (other than Taxes, unless Landlord elects to bill Taxes as part of Expenses) of every kind and nature directly relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including, without limitation (except as expressly set forth herein): (i) Utility Costs, (ii) complying with Laws, subject to the exclusions below, (iii) Insurance (but only if Landlord elects to bill Insurance as part of Expenses and not separately), (iv) supplies, materials, tools and equipment, including rental, installment purchase and financing agreements therefor, (v) accounting, security, janitorial, property management and other services (but excluding janitorial costs for the Premises paid directly by Tenant pursuant to Article 6), (vi) compensation and benefits for personnel providing services at or below the level of senior property manager, including but not limited to the Building Engineer and Chief Building Engineer (but if personnel handle other properties or functions, the foregoing expenses shall be allocated appropriately between the Property and such other properties or functions), (vii) management fees in an amount equal to three percent (3%) of Base Rent and additional Rent (including, without limitation, Tenant’s Share of Expenses, Insurance and Taxes) payable by Tenant under this Lease, (viii) payments under any reciprocal easement, declaration or other agreement for sharing common area costs or other matters in any development or complex in which the Property is located, (ix) sales or other taxes on supplies or services for the Property, (x) operating and maintaining a property management office the size, location and condition of which are commercially reasonable, including the actual rent paid or fair rental value, appropriately allocated between the Property and any other property served by such office, and (xi) operation, maintenance, repair, installation, replacement, painting, decorating and cleaning of the Property and off-site items that benefit the Property, including signs, traffic signals, drainage and irrigation systems, sidewalks, driveways, parking facilities, loading and service areas, landscaping, common area fixtures, trash compactors, doors, windows, roofs, Systems and Equipment, and any other features of and services for the Property. The foregoing provision is for definitional purposes and shall not impose any obligation upon Landlord to incur such expenses, nor limit other Expenses that Landlord may incur for the Property. Landlord may retain independent contractors (or affiliated contractors at competitive market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. Expenses shall, however, exclude:

(1) the following items: (a) interest and amortization on Mortgages, and other debt costs or ground lease payments, if any, except as provided herein, (b) depreciation of buildings and other improvements (except permitted amortization of certain capital expenditures as provided below), (c) legal fees, costs and disbursements and other expenses in connection with negotiations, leasing, tenant disputes or enforcement of leases, other occupants or prospective tenants, (d) real estate brokers’ commissions or marketing costs, (e) improvements or alterations to tenant spaces, (f) the cost of providing any service directly to, and paid directly by, any tenant (except through Expenses), (g) costs of any items for which Landlord receives (after reasonable efforts to collect) reimbursement from insurance proceeds or from a warranty or other such third party (such proceeds to be deducted from Expenses in the year in which received) (h) repairs or other work occasioned by fire, flood, earthquake, rain, hail, windstorm or other casualty covered by insurance or by the exercise of the power of eminent domain to the extent Landlord receives (after reasonable collection efforts) receives insurance or condemnation proceeds, (i) renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants other than common areas; (j) services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant other than common areas; (k) electricity and other services that are sold to tenants or for which Landlord is entitled to be reimbursed separately by tenants (other than through Expenses) or other third parties; (l) costs incurred due to violation by Landlord or any tenant (other than Tenant) of the terms and conditions of any lease; (m) the excess over competitive costs by independent suppliers and contractors of the costs of supplies and services provided by subsidiaries and affiliates of Landlord; (n) Landlord’s general overhead except to the extent it is expended in direct connection with the management and operation of the Property; (o) compensation or benefits provided to clerks, attendants, or other persons in commercial concessions operated by the Landlord; (p) advertising and promotional activities; (q) costs, fines, or penalties incurred due to violation by Landlord of any governmental rule or authority. (r) compensation and benefits provided to administrative and executive personnel of Landlord above the level of Senior Property Manager; (s) Landlord’s excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, depreciation recapture taxes, phantom income taxes and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property); (t) intentionally omitted; (u) costs incurred in the removal, encapsulation, replacement, or other treatment to any substance considered to be detrimental to health, safety, or general environment of the tenant and occupants of the Property except to the extent caused by Tenant; (v) costs for which Landlord is or entitled to be paid, reimbursed or indemnified by another tenant or other third party to the extent collected by Landlord after reasonable efforts; (w) costs of complying with any right of indemnification contained in any other lease; (x) costs of curing any breach of representation or warranty contained in any other lease; (y) increased insurance premiums assessed specifically to any other tenant of the Property; (z) any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours; and (aa) any work or services performed for any facility other than the Premises or the Property.

(2) capital expenditures, except those: (a) made primarily to reduce Expenses or increases therein, or to comply with Laws or insurance requirements (excluding capital expenditures to cure violations of Laws or insurance requirements that existed prior to the date of this Lease), or (b) for replacements (as opposed to additions or new improvements) of roofs and parking areas, and other nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided, any such permitted capital expenditure shall be amortized (with interest at the borrowing rate available to Landlord when the cost was incurred) over: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, if applicable, or (y) the useful life of the item as governed by GAAP.

(D) “Hazardous Material” shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and “sharps”, printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “regulated substance” or “toxic substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., Clean Water Act, 33 U.S.C. §1251, et seq., Safe Drinking Water Act, 14 U.S.C. §300f, et seq., Toxic Substances Control Act, 15 U.S.C. §2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. §2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

(E) “Insurance” shall mean costs of insurance that Landlord maintains for the Property, which may include, but shall not be limited to, commercial general liability, casualty damage, flood, earthquake, boiler and machinery, rent loss, workers’ compensation and employers’ liability, builders’ risk, automobile, and other coverages, in such amounts and with such deductibles and other features consistent with similar properties in the market, and including a reasonable allocation of such costs under any blanket policies and self-retention funds.

(F) “Landlord” shall mean only the landlord from time to time, except that for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, “Landlord” shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

(G) “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State in which the Property is located, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State in which the Property is located.

(H) “Lender” shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term “ground lease” although not capitalized is intended throughout this Lease to include any superior or master lease).

(I) “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Buildings, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

(J) “Person” shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

(K) “Premises” shall mean the area within the Buildings identified in Article 1 and Exhibit A-1A & Exhibit A-1B. Landlord reserves the right to use (or grant other parties the right to use) and Tenant shall have no right, title or interest in: (i) the roof of the Buildings, (ii) exterior portions of the Premises (including, without limitation, demising walls and outer walls of the Buildings), and (iii) air rights above the Premises and rights to the land and improvements below the floor level of the Premises.

(L) “Property” shall mean the Buildings, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking rights, garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Buildings, and all parcels or tracts of land on which all or any portion of the Buildings or any of the other foregoing items are located, and any fixtures, machinery, apparatus, Systems and Equipment, furniture and other personal property of Landlord located thereon or therein and used in connection with the operation thereof. Landlord reserves the right to add land, buildings, easements or other interests to, or sell or eliminate the same from, the Property, and grant interests and rights in the Property to other parties. If the Buildings shall now or hereafter be part of a development or complex of buildings or structures collectively owned by Landlord or its affiliates, the Property shall, at Landlord’s option, also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall initially include such buildings and structures (and related facilities and parcels on which the same are located) as are cross-hatched on Exhibit A-3.

(M) “Rent” shall have the meaning specified therefor in Article 3.

(N) “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves particular tenants exclusively (and “systems and equipment” without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

(O) “Taxes” shall mean all amounts (unless required by Landlord to be paid under Article 14 or as Expenses) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, gross receipts or sales taxes, taxes on personal property and property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes shall be included within the term “Taxes,” except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in tax rates. Notwithstanding the foregoing, there shall be excluded from Taxes, and in addition to such exclusions pursuant to Article 30 of this Lease, all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, depreciation recapture taxes, phantom income taxes and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property). For the purposes of determining Tenant’s Share of Taxes for any calendar year, Taxes shall mean those Taxes payable during such calendar year.

(P) “Tenant” shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, “tenant” shall mean any other tenant or occupant of the Property.

(Q) “Tenant’s Share” shall have the meaning set forth in Article 1.

(R) “Utility Costs” shall include costs for electricity, power, gas, steam, oil or other fuel, water, sewer and other such services for the Property, including sales or other taxes thereon (but excluding any such costs for the Premises paid directly by Tenant pursuant to Article 6.B).

ARTICLE 31: INTENTIONALLY DELETED

ARTICLE 32: MISCELLANEOUS

A. Captions and Interpretation. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term “including” shall be interpreted to mean “including, but not limited to.”

B. Survival of Provisions. All obligations, including indemnity, Rent (both payment and reimbursement by Landlord) and other payment obligations or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

C. Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally, or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof or enforceability with respect to any other party.

D. Post Office Addresses. After the Commencement Date, Landlord will use reasonable efforts to cause there to be either, at Landlord’s election, a separate post office address for both the Buildings on a combined basis or a separate post office address for each of the Buildings on an individual basis.

E. Short Form Lease. A memorandum of this Lease in the form attached hereto as Exhibit J shall be executed by Landlord and Tenant and recorded by Tenant within thirty (30) days after the effective date of this Lease. At the written request of Landlord after the expiration or earlier termination of this Lease,

Tenant shall promptly execute and deliver to Landlord in recordable form a release of such memorandum, and if Tenant fails to promptly execute and deliver such release, Landlord may execute and deliver such release as Tenant’s attorney in fact.

F. Light, Air and Other Interests. This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

G. Authority. Tenant and all Persons signing for Tenant below, and Landlord and all Persons signing for Landlord below, hereby represent that this Lease has been fully authorized and no further approvals are required, and that Landlord and Tenant are duly organized, in good standing and legally qualified to do business in the Property and Premises (and have any required certificates, licenses, permits and other such items).

H. Partnership Tenant. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

I. Successors and Assigns; Transfer of Property and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties’ respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, including the return of any Security Deposit, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer. If Landlord desires to convey Building II and Building IV to separate owners, then Tenant agrees to execute and deliver to Landlord separate leases for each in form and substance reasonably acceptable to Landlord and Tenant, each of which (a) shall be on the same terms and conditions of this Lease with rent and other terms appropriately allocated to each building, (b) shall provide that a default by Tenant under one of such leases is a default by the Tenant under both of such leases, and (c) shall provide that the liability of each owner shall be limited to a default by such owner only under its respective lease. In no event shall Tenant be forced to accept lease terms that are materially adverse to Tenant’s rights and/or obligations under the existing Lease.

J. Limitation of Liability. Tenant agrees to look solely to Landlord’s interest in the Property (which is deemed to include all insurance, condemnation, rent and sale proceeds related thereto) for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. In no event shall Landlord be liable to Tenant for any consequential damages.

K. Confidentiality. Tenant and Landlord shall use commercially reasonable efforts to keep confidential the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto, including the results of any review of Landlord’s records under Article 3 or Tenant’s financials, and not to disclose, disseminate or distribute any of the same, or permit the same to occur, except on an “as needed” basis to the extent reasonably required for proper business purposes by Tenant’s and/or Landlord’s employees, attorneys, insurers, auditors, lenders, brokers and Transferees, and except as may be required by Law or court proceedings.

L. OFAC. Tenant represents and warrants that to Tenant’s knowledge, Tenant is in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (OFAC) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “OFAC Laws”). Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorney’s fees and costs) arising from or relating to any breach of the representation made in this paragraph by Tenant. Landlord represents and warrants that to Landlord’s knowledge, Landlord is in compliance with the requirements of the OFAC Laws. Landlord agrees to defend, indemnify, and hold harmless Tenant from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorney’s fees and costs) arising from or relating to any breach of the representation made in this paragraph by Landlord.

M. Counterparts. This Lease may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

ARTICLE 33: ENTIRE AGREEMENT

This Lease, together with the Exhibits and other documents listed in Article 1 (WHICH ARE HEREBY COLLECTIVELY INCORPORATED HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except for any such contemporaneous agreement specifically referring to and modifying this Lease and signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord respecting the condition of the Premises or Property, suitability of the same for Tenant’s business, the current or future amount of Taxes, Insurance or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Property, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT’S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. This Lease, including the Exhibits referred to above, may not be modified, except in writing signed by both parties.

[Signatures are on next page.]

IN WITNESS WHEREOF, the parties have executed this Lease as of the above date.

LANDLORD:	8000 WEST SUNRISE LOT B, a Delaware limited liability company

	By	Torburn Partners, Inc., an Illinois corporation, sole manager

Witnesses:

By:

		Name:	Michael K. Burns

		Its:	President

Signature Page to Office Lease

TENANT:	AMSURG CORP.,
a Delaware corporation

Witnesses:

By:

	Name:	Claire M. Gulmi
	Its:	EVP & CFO

Signature Page to Office Lease

EXHIBIT A-1A: FIRST FLOOR OF PREMISES

A-1-1

BUILDING II
FIRST FLOOR
BUILDING IV
FIRST FLOOR

EXHIBIT A-1A : PREMISES : FIRST FLOOR
SUNRISE AND UNIVERSITY

TORBURN PARTNERS

OKW Architects

PLANTATION, FLORIDA

DATE: 12 JANUARY 2015

PROJECT NUMBER: 13043

EXHIBIT A-1B: SECOND FLOOR OF PREMISES

A-1-2

BUILDING II
SECOND FLOOR
BUILDING IV
SECOND FLOOR

EXHIBIT A-1B : PREMISES : SECOND FLOOR
SUNRISE AND UNIVERSITY

TORBURN PARTNERS

OKW Architects

PLANTATION, FLORIDA

DATE: 12 JANUARY 2015

PROJECT NUMBER: 13043

EXHIBIT A-2A: CAMPUS

A-2-1

WEST SUNRISE BOULEVARD
POND AREA
CAFETERIA
BUILDING II
BUILDING IV
BUILDING I & III
BUILDING V
BUILDING VI
CANAL
CANAL
NORTH UNIVERSITY DRIVE
NORTH MARCANO BOULEVARD
MARCANO ESTATES
DONA LUZ DRIVE

EXHIBIT A-2A : CAMPUS
SUNRISE AND UNIVERSITY

PLANTATION, FLORIDA

TORBURN PARTNERS

OKW Architects

DATE: 12 JANUARY 2015

PROJECT NUMBER: 13043

EXHIBIT A-2B: NEW PARKING AREA

A-2-2

WEST SUNRISE BOULEVARD
NEW PARKING AREA
CANAL
BUILDING II
BUILDING IV
CAFETERIA
BUILDING I & III
BUILDING V
BUILDING VI
NORTH UNIVERSITY DRIVE
RELOCATED POND
NORTH MARCANO BOULEVARD
MARCANO ESTATES
DONA LUZ DRIVE

EXHIBIT A-2B : NEW PARKING AREA
SUNRISE AND UNIVERSITY

TORBURN PARTNERS

OKW Architects

PLANTATION, FLORIDA

DATE: 12 JANUARY 2015

PROJECT NUMBER: 13043

EXHIBIT A-2C: DESIGNATED PARKING

A-2-3

WEST SUNRISE BOULEVARD
DESIGNATED PARKING
CANAL
BUILDING II
BUILDING IV
CAFETERIA
BUILDING I & III
BUILDING V
BUILDING VI
NORTH UNIVERSITY DRIVE
CANAL
NORTH MARCANO BOULEVARD
MARCANO ESTATES
DONA LUZ DRIVE

EXHIBIT A-2C : DESIGNATED PARKING
SUNRISE AND UNIVERSITY

TORBURN PARTNERS

OKW Architects

PLANTATION, FLORIDA

DATE: 12 JANUARY 2015

PROJECT NUMBER: 13043

EXHIBIT A-2D: RESERVED PARKING

A-2-4

WEST SUNRISE BOULEVARD
RESERVED PARKING
CANAL
BUILDING II
BUILDING IV
CAFETERIA
BUILDING I & III
BUILDING V
BUILDING VI
NORTH UNIVERSITY DRIVE
NORTH MARCANO BOULEVARD
MARCANO ESTATES
DONA LUZ DRIVE

EXHIBIT A-2D : RESERVED PARKING
SUNRISE AND UNIVERSITY

TORBURN PARTNERS

OKW Architects

PLANTATION, FLORIDA

DATE: 12 JANUARY 2015

PROJECT NUMBER: 13043

EXHIBIT A-2E: LOADING AREA

A-2-5

WEST SUNRISE BOULEVARD
LOADING AREA
CANAL
BUILDING II
BUILDING IV
CAFETERIA
BUILDING I & III
BUILDING V
BUILDING VI
NORTH UNIVERSITY DRIVE
CANAL
NORTH MARCANO BOULEVARD
MARCANO ESTATES
DONA LUZ DRIVE

EXHIBIT A-2E : LOADING AREA
SUNRISE AND UNIVERSITY

TORBURN PARTNERS

OKW Architects

PLANTATION, FLORIDA

DATE: 12 JANUARY 2015

PROJECT NUMBER: 13043

EXHIBIT A-3: PROPERTY

A-3-1

WEST SUNRISE BOULEVARD
PROPERTY
POND AREA
BUILDING II
BUILDING IV
CAFETERIA
BUILDING I & III
BUILDING V
BUILDING VI
CANAL
NORTH UNIVERSITY DRIVE
NORTH MARCANO BOULEVARD
MARCANO ESTATES
DONA LUZ DRIVE

EXHIBIT A-3 : PROPERTY
SUNRISE AND UNIVERSITY
PLANTATION, FLORIDA

TORBURN PARTNERS

OKW Architects

DATE: 12 JANUARY 2015

PROJECT NUMBER: 13043

EXHIBIT B: LANDLORD’S WORK

Landlord’s Work shall consist of any and all work as contained in this Exhibit B (“Landlord’s Work”), which Landlord shall perform or cause to be performed at its sole cost and expense. Landlord’s Work shall comply in all material respects with the following: (i) the Property Code of the City and State in which the Property is located and Federal, State, County, City or other laws, codes, ordinances, rules, regulations and guidance, as each may apply according to the rulings of the controlling public official, agent or other such person, (ii) applicable standards of the National Board of Fire Underwriters (or successor organization) and National Electrical Code, and (iii) any Rules attached as an Exhibit to the Lease. Landlord shall utilize the same (or of equal or better quality) building standard finishes and materials currently being used by Landlord at the Property. Landlord’s Work shall be performed in a thoroughly safe, first-class and workmanlike manner, and shall be in fully functional, completed and usable condition at the time of Landlord’s Completion Date.

A.	Landlord shall substantially complete the following portions of Landlord’s Work for the Initial Premises no later than one hundred (100) days from the full execution and delivery of the Lease by both Landlord and Tenant and no later than June 1, 2016, for the Expansion Premises (as extended from time to time for causes beyond the reasonable control of Landlord, “Landlord’s Completion Date”):

a.	The Premises shall be delivered with all non-structural interior partitions, ceiling grids, low voltage and other such items affixed to the Premises, demolished, except for bathrooms, electrical rooms, IT rooms which serve portions of the Property other than the Premises, and other core building rooms and partitions that are integral parts to the operation and structural elements of the building. All asbestos, mold and any other Hazardous Materials shall be removed from the Premises in accordance with applicable Laws.

b.	The Premises shall be delivered with electric capacity of at least eight (8) watts per rentable square foot including code compliant distribution panels which electric service shall be inclusive of HVAC and any other building systems. In the event that the existing distribution panels are utilized and conform to the obligations under this Exhibit and Lease, then Landlord shall remove any and all connections to the panel, breakers and main breaker box except for those related to life safety.

c.	Provide Tenant-controlled, multiple zone HVAC systems and the main/primary ductwork. Such systems will be capable of meeting ASHRAE requirements and local and state codes, including fresh air of not less than 0.25 CFM per sf. The existing system is sufficient to provide cooling for a density of 8 employees per 1,000 RSF of Premises (as defined in Article 6A herein), maintaining 72 degrees F at peak temperatures.

d.	All windows, roof, exterior walls and floors shall be delivered free of leaks and seepage and in good working order and condition.

e.	Structural and non-structural portions of the Buildings (however excluding non-structural items contained within the Premises) and all HVAC, mechanical, electrical and plumbing systems shall be delivered in good working order and function. Landlord shall be responsible for code compliance of all base building core and shell conditions.

B.	The following portions of Landlord’s Work shall be substantially completed in accordance with an agreed upon construction schedule between Landlord and Tenant, whereby Landlord and Tenant shall agree to work in conjunction and coordinate the construction of Tenant’s Work under Exhibit C and Landlord’s Work:

a.	The Buildings and the Property shall be delivered in conformance with the Americans with Disabilities Act (“ADA”), which shall include but not be limited to all common areas (exclusive of the interior of the Premises) access/egress to and from the Premises, elevators, parking areas and ramps.

B-1

b.	All multi-tenant corridors (if any), and demising walls shall be delivered code compliant and fire rated.

c.	Landlord shall cause cosmetic improvements to the exterior of Building II & IV.

d.	Two (2) freight elevators (one in each of Buildings II and IV) and two (2) Building passenger elevators (one in each of Buildings II and IV) and fire suppressions systems will be in good working order and function.

e.	Landlord shall relocate the two ponds shown on Exhibit A-2A to elsewhere in the Campus and convert the area of the ponds to a usable parking area no later than January 1, 2016

C.	Insurance and Indemnity. In addition to any insurance which may be required under the Lease, Landlord shall either secure, pay for and maintain, or cause Landlord’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing Landlord’s Work within the Premises, commercially reasonable insurance responsible, licensed insurers, for all insurable risks and liabilities relating to Landlord’s Work, including commercial general liability with contractual liability coverage (“CGL”), worker’s compensation insurance, comprehensive automobile liability insurance and full replacement value property damage (including installation floater coverage). The CGL policy shall be endorsed to include, as additional insured parties, Tenant’s agents, partners, affiliates. All policies of property insurance shall include a waiver of subrogation in favor of the parties required to be additional insureds hereunder. Such insurance shall be primary to any insurance carried independently by said additional insured parties (which shall be excess and non-contributory). In the event that during the course of Landlord’s Work any damage shall occur to the construction and improvements being made by Tenant, then Landlord shall repair the same at Landlord’s cost, except to the extent waived under Article 10, Section D. Landlord hereby agrees to protect, defend, indemnify and hold Tenant and its employees, agents, and affiliates harmless from all liabilities, losses, damages, claims, demands, and expenses (including attorneys’ fees) arising out of or relating to Landlord’s Work.

B-2

EXHIBIT C: TENANT’S WORK LETTER

This Exhibit is a “Work Letter” to the foregoing Lease (referred to herein for convenience as the “Lease”). All section references contained in this Work Letter are references to sections of this Work Letter.

I. Basic Arrangement

a. Tenant to Arrange for Work. Tenant desires to engage one or more contractors to perform certain improvements (the “Work,” as further defined in Section VII) to or for the Premises under the Lease. Tenant shall arrange for the Work to be planned and performed in accordance with the provisions of this Exhibit and applicable provisions of the Lease. Tenant shall pay when due all costs for or related to the Plans and Work whatsoever (“Costs of the Work”), and Landlord shall reimburse certain such costs up to the Allowance, as further described below.

b. Allowance, Landlord’s Costs and Administrative Fee. Landlord shall provide up to Eleven Million Five Hundred Twenty-Three Thousand and Forty-Four Dollars ($11,523,044.00, being $52.00 per rentable square foot of the Premises) for the actual Costs of the Work for the interior of the Premises (“Interior Allowance”) and (ii) up to Five Hundred Forty-Two Thousand Nine Hundred and Thirteen Dollars ($542,913.00) for the actual Costs of the Work for lobbies, restrooms, hallways and elevators in the Buildings (the “Common Area Allowance”). The Interior Allowance and the Common Area Allowance are sometimes referred to herein collectively as the “Allowance”. Tenant shall pay a general administrative fee and Landlord’s out of pocket costs, if any, for architectural and engineering review of the Plans and any Engineering Report, and all revisions thereof (collectively, the “Administrative Fee”), which Administrative Fee shall not exceed $115,333.00 and may be payable from the Interior Allowance at the election of Tenant. Notwithstanding anything to the contrary contained herein, except for such items described in item I. d of this Exhibit, any personal property, trade fixtures or business equipment, including, but not limited to, modular or other furniture, and cabling for communications or computer systems, whether or not shown on the Approved Plans, shall be provided by Tenant, at Tenant’s sole cost, and the Allowance shall not be used for such purposes, except as otherwise expressly provided in subsection c below.

c. Funding and Disbursement; Payment of Soft Costs. The Allowance shall be payable to Tenant or any applicable contractor(s) upon written requisition (“Draw Request”) in installments as the Tenant’s Work progresses, but in no event more frequently than on one (1) occasion during any thirty (30) day period. The amount of each installment of the Allowance payable pursuant to any such Draw Request shall be an amount equal to the actual costs paid by Tenant or claimed by a contractor for completed portions of the Tenant’s Work referenced in such Draw Request, less a retainage of at least 10% until the final payment. Each installment shall be paid through a construction escrow established and maintained at a title company selected by Landlord. Prior to the release of any such installment, Tenant or the applicable contractor shall deliver to Landlord such Draw Request which shall be accompanied by (i) paid invoices for the Tenant’s Work performed since the last disbursement subject to customary retentions; (ii) a certificate signed by the Architect or Tenant’s Representative certifying that the Tenant’s Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the Construction Drawings; (iii) conditional waivers by the general contractor and all major subcontractors for Work covered by the prior disbursement, and (iv) any other documents or information which are customarily required in order for the construction escrow agent to issue a date down endorsement which covers all work performed through the funding of the Draw Request. Upon Landlord’s receipt of the Draw Request and satisfaction of all conditions to disbursement set forth herein, Landlord shall disburse the Allowance. Payment by Landlord shall be made within thirty (30) days, unless Landlord notifies Tenant, in writing, of its rejection (and the reasons therefor) of any or all of the Draw Request. To the extent Landlord does not so reject any portion of said Draw Request, Landlord shall timely pay such acceptable portion of the Draw Request.

Following Tenant’s completion of its Work to the Initial Premises, Tenant shall submit to Landlord Tenant’s final Draw Request which shall include (i) “as built” drawings showing all of Tenant’s Work to the Initial Premises (ii) a detailed breakdown of Tenant’s final and total construction costs, together with receipted invoices showing payment thereof, (iii) a certified, written statement from the Architect that all of Tenant’s Work for the Initial Premises has been completed in accordance with the Drawings, (iv) supporting final lien waivers, and releases executed by the Architect, general contractor and the major subcontractors, and (v) a copy of a certificate of occupancy or amended certificate of occupancy required with respect to the Initial Premises, if applicable. Upon Landlord’s receipt of the final Draw Request and other conditions of final disbursement under the construction escrow, Landlord shall disburse the then unfunded portion of the Allowance less the balance of the Administrative Fee which may be due. Payment of the final Draw Request by Landlord shall be made within thirty (30) days, unless Landlord notifies Tenant, in writing, of its rejection (and the reasons therefor) of any or all of the final Draw Request. To the extent Landlord does not so reject any portion of said Draw Request, Landlord shall timely pay such acceptable portion of the final Draw Request. Landlord may issue checks to fund the Allowance jointly or separately to Tenant, its general contractor, and any other of Tenant’s Contractors. If Tenant does not use the entire Allowance for the purposes permitted herein, or does not submit the foregoing documentation to Landlord, within twelve (12) months after the Initial Possession Date, then Landlord shall be entitled to the savings and Tenant shall forfeit the then unfunded Allowance and receive no credit therefor, except as provided in the following paragraph.

d. Landlord shall use any remaining portion of the Interior Allowance not used for the hard Costs of the Work to the Initial Premises to reimburse Tenant’s soft Costs of the Work, consisting of Tenant’s out-of-pocket costs incurred for having its telecommunications, computer, and/or furniture vendors install and connect telecommunications cables and/or furniture in the Premises, moving Tenant’s personal property to the Premises, design, architectural and engineering costs and any other costs customarily recognized in the construction industry as “soft costs” incurred by Tenant in connection with this Lease. Landlord shall make such reimbursement to Tenant, out of any such remaining portion of the Interior Allowance (i.e. that remains after final completion of the Work to the Initial Premises including punch-list items), within thirty (30) days after Landlord receives Tenant’s written request, subject to the following conditions: (x) Tenant’s request shall include paid invoices (including lien waivers if applicable), and a letter signed by Tenant accepting the Work to the Initial Premises as being fully complete and satisfactory, including punch-list items, (y) Tenant shall deliver the request and such items to Landlord within twelve (12) months after the Initial Possession Date, and (z) by the time Landlord is required to pay the foregoing amount hereunder, Tenant shall have moved into the Initial Premises and shall be actively engaged in its business operations therein, and shall have faithfully complied with this Lease and not then be in Default. If Tenant does not use the entire foregoing amount for the purposes permitted herein, or has not satisfied the foregoing conditions, by the time required herein, then Landlord shall be entitled to the savings and Tenant shall receive no credit therefor, time being of the essence of this provision so that Landlord may close out Landlord’s books for the Work.

II. Planning. The term “Plans” herein means a “Space Plan,” as the same may be superseded by any “Construction Drawings,” prepared and approved pursuant to this Section (and as such terms are further defined in Section VII). In the event of any inconsistency between the Space Plan and Construction Drawings, or revisions thereto, as modified to obtain permits, the latest such item approved by Landlord shall control. The term “Approved Plans” herein means the Plans (and any revisions thereof) as approved by Landlord in writing in accordance with this Section.

a. Tenant’s Planners. Tenant shall engage a qualified, licensed architect (“Architect”), subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. To the extent required by Landlord or appropriate in connection with preparing the Plans, Tenant shall also engage one or more qualified, licensed engineering firms, e.g. mechanical, electrical, plumbing, structural and/or HVAC (“Engineers”), all of whom shall be designated or approved by Landlord in writing. The term “Tenant’s Planners” herein shall refer collectively or individually, as the context requires, to the Architect or Engineers engaged by Tenant, and approved or designated by Landlord in writing in accordance with this Exhibit.

b. Space Plan, Construction Drawings and Engineering Report. Tenant shall promptly hereafter cause the Architect to submit three (3) sets of a “Space Plan” (as defined in Section VII) to Landlord for approval. Landlord shall, within ten (10) working days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the specific reasons for such disapproval and potential remedies that would cause Landlord’s approval. In the event Landlord disapproves said Space

Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit three (3) sets of the revised Space Plan to Landlord. The parties shall continue such process in the same time frames until Landlord grants approval. To the extent required by Landlord or the nature of the Work and as further described in Section VII, Tenant shall, after Landlord’s approval of the Space Plan: (i) cause the Architect to submit to Landlord for approval “Construction Drawings” (including, as further described in Section VII below, sealed mechanical, electrical and plumbing plans prepared by a qualified, licensed Engineer approved or designated by Landlord), and (ii) cause the Engineers to submit for Landlord’s approval a report (the “Engineering Report”) indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant (which materially deviate from requirements in accordance with Tenant’s Permitted Use) including calculations. Landlord shall, within ten (10) working days after receipt thereof either approve the Construction Drawings and Engineering Report, or disapprove the same advising Tenant of the specific reasons for disapproval and potential remedies that would cause Landlord’s approval. If Landlord disapproves of the Construction Drawings or Engineering Report, Tenant shall modify and submit revised Construction Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval. The parties shall continue such process in the same time frames until Landlord grants approval. Construction Drawings shall include a usable computer aided design (CAD) file.

c. Tenant’s Planning Responsibility and Landlord’s Approval. Tenant has sole responsibility to provide all information concerning its space requirements to Tenant’s Planners, to cause Tenant’s Planners to prepare the Plans, and to obtain Landlord’s final approval thereof (including all revisions). Tenant and Tenant’s Planners shall perform independent verifications of all field conditions, dimensions and other such matters), and Landlord shall have no liability for any errors, omissions or other deficiencies therein. Landlord shall not unreasonably withhold condition or delay approval of any Plans or Engineering Report submitted hereunder, if they provide for a layout consistent with general office use, with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Property, do not diminish the integrity of the Property’s shell and core construction, and if no material, adverse modifications will be required for the Property electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Property (except for such items previously agreed to by Landlord or part of Landlord’s Work), whether required by heavy loads or otherwise, and will not create any potentially dangerous conditions, violate any codes or other governmental requirements, interfere with any other occupant’s use of its premises, or increase the cost of operating the Property.

d. Governmental Approval of Plans; Building Permits. Tenant shall cause Tenant’s Contractors (as defined in Section III) to apply for any building permits, inspections and occupancy certificates required for or in connection with the Work. If the Plans must be revised in order to obtain such building permits, Tenant shall promptly notify Landlord, promptly arrange for the Plans to be revised to satisfy the building permit requirements, and shall submit the revised Plans to Landlord for approval as a Change Order under Paragraph e below. Except for such items expressly required under this Lease (including but not limited to Landlord’s Work and requirement to provide additional parking; Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action. If any such other matters are required, as part of Tenant’s Work or future work, Tenant shall promptly seek to satisfy such requirements (if Landlord first approves in writing), or shall revise the Plans to eliminate such requirements and submit such revised Plans to Landlord for approval in the manner described above. Notwithstanding, Landlord agrees to use reasonable efforts to assist Tenant in its causing of its approval of Plans as stipulated in this section.

e. Changes After Plans Are Approved. If Tenant shall desire, or any governmental body shall require, any changes, alterations, or additions to the Approved Plans, Tenant shall submit a detailed written request or revised Plans (the “Change Order”) to Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofore approved, Landlord shall not unreasonably withhold approval. All costs in connection therewith, including, without limitation, construction costs, permit fees, and any additional plans, drawings and engineering reports or other studies or tests, or revisions of such existing items, shall be included in the Costs of the Work under Section I. In the event that the Premises are not constructed in accordance with the Approved Plans (subject to commercially standard minor, not structural deviations), Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all respects therewith; in such case, the Rent shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

III. Contractors and Contracts. Tenant shall engage to perform the Work such contractors (“Tenant’s Contractors”) as Landlord shall approve, which approval shall not be unreasonably withheld. Such approval shall be granted, granted subject to specified conditions, or denied within ten (10) working days after Landlord receives from Tenant a written request for such approval, containing a reasonable description of the proposed party’s background, finances, references, qualifications, and other such information as Landlord may reasonably request. For Work involving any mechanical, electrical, plumbing, structural, demolition or HVAC matters, or any Work required to be performed outside the Premises or involving Tenant’s entrance, Landlord may require that Tenant select Tenant’s Contractors from a list of such contractors. All contracts shall contain insurance, indemnity and other provisions consistent herewith. Each contract and subcontract shall guarantee to Tenant and Landlord the replacement or repair, without additional charge, of all defects or deficiencies in accordance with its contract within one (1) year after completion of such work or the correction thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of Tenant’s Work, and/or the Property and/or common areas, or work which may be damaged or disturbed thereby.

IV. Insurance and Indemnity. In addition to any insurance which may be required under the Lease, Tenant shall either secure, pay for and maintain, or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Property or Premises, insurance in the amounts required by Landlord with responsible, licensed insurers, for all insurable risks and liabilities relating to the Work, including commercial general liability with contractual liability coverage (“CGL”), worker’s compensation insurance, comprehensive automobile liability insurance and full replacement value property damage (including installation floater coverage). The CGL policy shall be endorsed to include, as additional insured parties, Landlord, the property management company for the Property, and Landlord’s agents, partners, affiliates. All policies shall include a waiver of subrogation in favor of the parties required to be additional insureds hereunder. Such insurance shall be primary to any insurance carried independently by said additional insured parties (which shall be excess and non-contributory). Certificates for such insurance, and the endorsements required hereunder, shall be delivered to Landlord before construction is commenced or any contractor’s equipment or materials are moved onto the Property. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any decorations, fixtures, personal property, installations or other improvements or items of work installed, constructed or brought upon the Premises by or for Tenant or Tenant’s Contractors, all of the same being at Tenant’s sole risk. In the event that during the course of Tenant’s Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant’s cost. Tenant hereby agrees to protect, defend, indemnify and hold Landlord and its employees, agents, and affiliates harmless from all liabilities, losses, damages, claims, demands, and expenses (including attorneys’ fees) arising out of or relating to the Plans or Work.

V. Performance of Work

a. Conditions to Commencing Work. Before commencing any Work, Tenant shall: (i) obtain Landlord’s written approval of Tenant’s Planners and the Plans, as described in Section II, (ii) obtain and post all necessary governmental approvals and permits as described in Section II, and provide copies thereof to Landlord, (iii) obtain Landlord’s written approval of Tenant’s Contractors, and (iv) provide evidence of insurance to Landlord as described in Section IV.

b. Compliance and Standards. Tenant shall cause the Work to comply in all respects with the following: (i) the Approved Plans, (ii) the Property Code of the City and State in which the Property is located and Federal, State, County, City or other laws, codes, ordinances, rules, regulations and guidance, as each may apply according to the rulings of the controlling public official, agent or other such person, (iii) applicable standards of the National Board of Fire Underwriters (or successor organization) and National Electrical Code, and (iv) any Rules attached as an Exhibit to the Lease. Tenant shall utilize such building standard finishes and materials currently being used by Landlord at the Property except where explicitly shown in the Approved Plans. Tenant’s Work shall be performed in a thoroughly safe, first-class and workmanlike manner, and shall be in good and usable condition at the date of completion.

c. Property Operations, Dirt, Debris, Noise and Labor Harmony. Tenant and Tenant’s Contractors shall make all efforts and take all proper steps to assure that all construction activities do not interfere with the operation of the Property or with other occupants of the Property. Tenant’s Work shall be coordinated under Landlord’s direction with any other work and other activities being performed for or by other occupants in the Property so that Tenant’s Work will not interfere with or delay the completion of any other work or activity in the Property. Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Property. Tenant’s Contractors shall comply with any work rules of the Property and Landlord’s requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. In the event that there is a third party tenant operating its business in the Buildings containing the Premises, demolition must be performed after 6:00 p.m. and on weekends, or as otherwise required by Landlord or the work rules for the Property. Construction which creates noise, odors or other matters that may bother other occupants may be rescheduled by Landlord at Landlord’s reasonable discretion. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants. The Work and all cleaning in the Premises must be reasonably controlled to prevent dirt, dust or other matter from infiltrating into adjacent occupant, common or mechanical areas. Tenant shall conduct its labor relations and relations with Tenant’s Planners and Contractors, employees, agents and other such parties so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Property. If any employees of the foregoing parties strike, or if picket lines or boycotts by way of a dispute with Tenant or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant or such parties in or about the Premises, Tenant shall immediately remove or cause to be removed all such parties until the dispute has been settled. Notwithstanding anything to the contrary, Landlord agrees that any other work that is being conducted at the Property by third parties shall be held to the same standards set forth in this section.

d. Removal of Debris. Tenant’s Contractors shall be required to remove from the Premises and dispose of, all debris and rubbish caused by or resulting from the Work, and shall not place debris in the Property’s waste containers; however, Tenant shall be allowed to place its own construction dumpsters in a convenient location to the Premises and in a location reasonably approved by Landlord. Upon completion of Tenant’s Work, Tenant’s Contractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within the Property which has been brought in or created by Tenant’s Contractors in the performance of Tenant’s Work. If any of Tenant’s Contractors shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within 48 hours after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and charge the cost thereof to Tenant as additional Rent under the Lease.

e. Completion and General Requirements. Tenant shall take all actions necessary to cause Tenant’s Planners to prepare the Approved Plans, and to cause Tenant’s Contractors to obtain permits or other approvals, diligently commence and prosecute the Work to completion, and obtain any inspections and occupancy certificates for Tenant’s occupancy of the Premises by the Rent Commencement Date set forth in the Lease. Any delays in the foregoing shall not serve to abate or extend the time for the Rent Commencement Date, except to the extent of one (1) day for each day that Landlord delays approvals required hereunder beyond the times permitted herein without good cause, provided substantial completion of the Work and Tenant’s ability to reasonably use the Initial Premises by the Rent Commencement Date (or by such later date when Tenant would otherwise have substantially completed the Work) is actually delayed thereby. Tenant shall impose on and enforce all applicable terms of this Exhibit against Tenant’s Planners and Tenant’s Contractors. Tenant shall notify Landlord upon completion of the Work (and record any notice of completion contemplated by law). To the extent reasonably appropriate based on the nature of the Work, Tenant shall provide Landlord with “as built” drawings no later than thirty (30) days from Landlord’s request of such, however no earlier than thirty (30) days after completion of the Work.

f. Landlord’s Role and Rights. The parties acknowledge that neither Landlord nor its managing agent is an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and Tenant’s Contractors engaged by Tenant. Landlord and its managing agent shall have no responsibility for construction means, methods or techniques or safety precautions in connection with the Work, and do not guarantee that the Plans or Work will be free from errors, omissions or defects, and shall have no liability therefor. Landlord’s approval of Tenant’s Plans and contracts, and Landlord’s designations, lists, recommendations or approvals concerning Tenant’s Planners and Contractors shall not be deemed a warranty as to the quality or adequacy thereof or of the Plans or the Work, or the design thereof, or of its compliance with laws, codes and other legal requirements. Tenant shall permit access to the Premises, and inspection of the Work, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which the Work is being planned, constructed and installed and following completion of the Work. Landlord shall have the right, but not the obligation, to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing the Work to cease the Work and remove its equipment and employees from the Property. Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work required to cure or complete any Work which has violated this Exhibit, or involves Work outside the Premises, or affects the base building core or structure or systems or Systems and Equipment for the Property. No such action by Landlord shall delay the Rent Commencement Date set forth in the Lease or any other obligations of Tenant therein.

VI. HVAC Balancing. As a final part of the Work, Tenant shall cause its contractor to perform air balancing tests and adjustments on all areas of the Premises served by the air handling system that serves the areas in which the Work is performed. Landlord shall not be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Property or Premises as a result of the Work, after the completion of Landlord’s Work. If such disturbances or deficiencies result, and Tenant’s contractor does not properly correct the same, Landlord reserves the right, after fifteen (15) days’ notice to Tenant, to correct the same and restore the services to Landlord’s reasonable satisfaction, at Tenant’s reasonable expense.

VII. Certain Definitions

a. “Space Plan” herein means, to the extent required by the nature of the Work, detailed plans, including a fully dimensioned floor plan and drawn to scale, showing: (i) demising walls, interior walls and other partitions, including type of wall or partition and height, and any demolition or relocation of walls, and details of space occupancy and density, (ii) doors and other openings in such walls or partitions (iii) electrical and computer outlets, circuits, (iv) any special purpose rooms, any sinks or other plumbing facilities, heavy items, and any other special electrical, HVAC or other facilities or requirements, including all special loading and related calculations, (v) any space planning considerations to comply with fire or other codes or other governmental or legal requirements, and (vi) general finish selections.

b. “Construction Drawings” herein means, to the extent required by the nature of the Work, fully dimensioned architectural construction drawings and specifications, and any required engineering drawings, specifications and calculations (including mechanical, electrical, plumbing, structural, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and any other details or features requested by Architect, Engineer or Landlord in order for the Construction Drawings to serve as a basis for Landlord to approve the Work, and for Tenant to contract and obtain permits for the Work.

c. “Work” herein means the following items that are not an obligation of the Landlord in performing Landlord’s Work: (i) the improvements and items of work shown on the final Approved Plans (including changes thereto) for the Initial Premises and/or the Expansion Premises and (ii) any preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within the Premises required as a result of the layout, design, or construction of the Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the work to be performed within the Premises (unless Landlord requires that the Plans be revised to eliminate the necessity for such work).

VIII. Liens. Tenant shall pay all costs for the Plans and Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic’s, materialman’s, architect’s, engineer’s or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with the Plans and Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under the Lease payable upon demand, without limitation as to other remedies available to Landlord.

IX. Miscellaneous. This Exhibit is intended to supplement and be subject to the provisions of the Lease, including, without limitation, those provisions requiring that any modification or amendment be in writing and signed by authorized representatives of both parties. This Exhibit shall not apply to any additional space added to the Premises at any time, whether by any options or rights under the Lease or otherwise, or to any portion of the Premises in the event of a renewal or extension of the Term of the Lease, whether by any options or rights under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto. The Lease and this Exhibit are not intended to create any third-party beneficiaries; without limiting the generality of the foregoing, no Tenant Contractors or Tenant Planners shall have any legal or beneficial interest in the Allowance. The rights granted in this Exhibit are personal to Tenant as named in the Lease, and are intended to be performed for such Tenant’s occupancy of the Premises. Under no circumstance whatsoever shall any assignee or subtenant have any rights under this Exhibit. Any remaining obligations of Landlord under this Exhibit not theretofore performed shall concurrently terminate and become null and void if Tenant subleases or assigns the Lease with respect to all or any portion of the Premises other than a Permitted Transfer, or if Tenant or any current or proposed affiliate thereof issues any written statement indicating that Tenant will no longer move its business into, or that Tenant will vacate and discontinue its business from, the Premises or any material portion thereof. Any termination of Landlord’s obligations under this Exhibit pursuant to the foregoing provisions shall not serve to terminate or modify any of Tenant’s obligations under the Lease. In addition, notwithstanding anything to the contrary contained herein, Landlord’s obligations under this Exhibit, including obligations to perform any work, or provide any Allowance or rent credit, shall be subject to the condition that Tenant shall have faithfully complied with the Lease, and shall not have committed a violation under the Lease by the time that Landlord is required to perform such work or provide such Allowance or rent credit.

EXHIBIT E: RULES

(1) Access to Property. Notwithstanding Tenant’s right to have access to the Premises twenty-four (24) hours a day, three hundred and sixty five (365) days a year, before or after normal Building hours, access to and within the Property and/or to the lobbies, entrances, exits, elevators and other areas in and about the Property may be restricted to the use of a key or keycard to the outside doors of the Property, or pursuant to such other reasonable security procedures as Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons.

(2) Signs. Except for the terms and conditions provided to Tenant under Article 9 G which shall govern any conflict in the foregoing, Tenant shall bear the expense of initial building standard signage, and Tenant shall pay Landlord’s standard charges for changes requested by Tenant and approved by Landlord thereafter promptly after billing thereof. Tenant, at its expense, shall at all times comply with any applicable federal, state, county or local laws or ordinances, and all applicable covenants, conditions and restrictions, pertaining to Tenant’s installation and use of any signage. Except as otherwise expressly provided in this Lease, Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing.

(3) Window and Door Treatments Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly and inconsistent with other items used at the Property, from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls, except for Signage. Blinds, shades, awnings or other forms of inside or outside window devices shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by Landlord. Tenant shall not install or remove any solar tint film from the windows.

(4) Intentionally Deleted.

(5) Property Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose other than as Tenant’s business address, or use any tradenames or trademarks of Landlord, any other tenant, or their affiliates, or any picture or likeness of the Property, for any purpose, in any letterheads, circulars, notices, advertisements or other material whatsoever.

(6) Deliveries and Removals. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property at reasonable times and in the manner reasonably designated by Landlord, and always at the Tenant’s sole responsibility and risk. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules, if necessary, without notice (but freight elevators and loading areas will normally be available for use on a first come-first served basis, and shall not require extra charges for standard use). Any hand-carts shall have rubber wheels and side guards, and no other material-handling equipment may be used without Landlord’s prior written approval. The loading area location to be utilized by Tenant is identified via Exhibit A-2E. Landlord and Tenant shall mutually agree upon the final configuration of the loading area identified via Exhibit A-2E as to accommodate Tenant’s deliveries and large trailer deliveries.

(7) Outside Vendors. Except as otherwise expressly provided in this Lease, Tenant shall not obtain for use upon the Premises other services, except from Persons designated or reasonably approved by Landlord, which approval shall not be unreasonably withheld or delayed. Vendors must use freight elevators and service entrances, if available. All vendors of Tenant shall be required to comply with Landlord’s insurance requirements.

(8) Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises or Property, including any public corridors or elevators therein, by bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy articles and require at Tenant’s expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

(9) Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults, safes, IT rooms or private offices (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord except with regard to vaults or safes or unless reasonably approved by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges therefor. The term “key” shall include mechanical, electronic or other keys, cards and passes.

(10) Safety and Security Devices, Services And Programs. Safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 10. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

(11) Life/Safety Programs. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Premises or the Property. Tenant also agrees to create its own internal emergency plans and fire and life/safety instructions that are specific to the Premises.

(12) Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, and for the Systems and Equipment, and any future changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written reasonable consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may reasonably impose, and the other provisions of Article 6 respecting electric installations and connections, Article 28 respecting telephone lines and connections, and Article 9 respecting Work in general. Tenant shall have the right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas located within the Premises. Tenant shall not install in or for the Premises any equipment which requires more electric current than required for Tenant’s Permitted Use, without Landlord’s prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, then required for Tenant’s Permitted Use, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and provides for such safe capacity.

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(13) Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or other damage resulting from the violation of this Rule by Tenant or its agents, employees or invitees shall be paid by Tenant to Landlord promptly upon Landlord’s request.

(14) Trash. Tenant shall be responsible for the pickup and removal of garbage, refuse, trash and other waste from the Premises which are not part of the Janitorial services provided by the Landlord. Trash may not be kept in any common areas of the Property. Any waste involving Hazardous Materials shall comply with the requirements of Article 29 of the Lease.

(15) Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture or sell any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, and which do not violate any Laws or bother or annoy any other tenant). The foregoing notwithstanding, Tenant shall have the right to have catered lunches and events for Tenant’s employees, agents, contractors and invitees. Tenant and its employees shall not smoke tobacco on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord. Landlord will cooperate with Tenant in designating a smoking area adjacent to the Premises if requested by Tenant.

(16) Use of Common Areas; No Soliciting. Tenant shall not use the common areas, (except of any future fitness center, cafeteria or other amenities to Tenant provided by the Landlord), including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any article or material to, other tenants or invitees of the Property. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease.

(17) Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate with Landlord to assure effective and energy efficient operation of the Property consistent with the needs of Tenant in the operation of its business in the Premises. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent (not to be unreasonably withheld). If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation), Tenant shall use efforts to close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

(18) Landlord Access to Systems and Equipment. Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord’s access to the Systems and Equipment for the Property or the systems and equipment that do not exclusively service the Premises.

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(19) Unattended Premises. Before leaving the Premises unattended, Tenant shall use reasonable efforts to close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(20) Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant’s creditors.

(21) Intentionally Deleted.

(22) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, x-ray, magnetic resonance, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any dog (except in the company of a blind person or except where specifically permitted or designated as service dog and except for a pet dog owned by the chief executive officer of the Tenant provided that such dog is permitted only in Building II) or other wild animal or bird in the Property, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord’s good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Buildings, (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xiii) use the Premises or the Property for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials), (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Property, or (xvi) do or permit anything to be done upon the Premises or do anything upon the Property in any way tending to unreasonably disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly, quiet use and occupancy of the Property.

(23) Parking. The Property contains, or Landlord has the right to use for the Property, a parking area (“Parking Facility”), and the following Rules shall apply therein:

(i) Except as may be expressly provided to the contrary in the Lease or any other Exhibit to this Lease: (a) Tenant and Tenant’s employees and visitors shall not occupy more parking spaces than the number derived by applying Tenant’s Share (as defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises, and (b) parking for Tenant and its employees and visitors shall be in areas designated by Landlord from time to time, on a “first come, first served,” unassigned, unreserved basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use parking in accordance with an agreement with the Landlord. In addition, Landlord reserves the right to assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and customers of tenants or other parties, and (z) restrict or prohibit full size vans and other large vehicles; however, no such rights of Landlord shall restrict Tenant from the full occupancy at any one time from its Tenant’s Share.

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(ii) All vehicles parked on the Property are the sole responsibility of the automobile owner. Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Parking Facility by Tenant, its employees, agents, servants, customers, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless for, from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the Parking Facility.

(iii) Parking areas shall be used only for parking by passenger (non-commercial) vehicles. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas reasonably designated by Landlord. Cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning, maintenance or servicing of any vehicle is prohibited; every parker is required to park and lock his own car; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor. Abandoned vehicles or those parking in unauthorized zones will be subject to towing and removal and the vehicle owner’s expense. The parking provided under this Lease shall only be used for daily parking and no vehicle or other property shall be stored in a parking space overnight or for a lengthy period of time without Landlord approval, which Landlord may withhold in its sole discretion. Notwithstanding the immediately foregoing, Tenant shall have the right to park no more than five (5) service vehicles each no larger than a service van (provided such service vehicles do not occupy more than one parking space each and are parked in the furthest distance from the building on the Property in the parking lots designated on Exhibit A-2C to this Lease on an overnight basis at the Property.

(iv) Intentionally Deleted.

(v) Tenant shall be responsible for providing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements. Landlord reserves the right to terminate parking rights for any person or entity that refuses to comply with these rules and regulations and written notice to Landlord with reasonable rights to cure.

(24) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended as permissible under this Lease, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

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EXHIBIT F: COMMENCEMENT DATE LETTER

COMMENCEMENT DATE AGREEMENT

BUILDINGS:	Building II and Building IV (the “Buildings”), located at 8000 W. Sunrise Blvd., Plantation, Florida 33322

PREMISES:	[Insert Initial Premises or Expansion Premises as applicable]

LANDLORD:	8000 West Sunrise Lot B, a Delaware limited liability company

LEASE DATED:	January , 2015

TENANT:	AmSurg Corp., a Delaware corporation

This Agreement is intended to confirm that:

1. The [Initial Premises Commencement Date or Expansion Premises Commencement Date as applicable] has been determined, pursuant to Articles 1 and 2 of the Lease, to be                     ,     .

2. All other terms of the Lease remain in full force and effect.

LANDLORD:	8000 WEST SUNRISE LOT B, LLC
a Delaware limited liability company

Torburn Partners, Inc.,
an Illinois corporation, its manager

By:
Name:
Its:

TENANT:	AMSURG CORP.,
a Delaware corporation

By:
Name:
Its:

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EXHIBIT G: INTENTIONALLY OMITTED

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EXHIBIT H: GENERATOR LOCATION

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WEST SUNRISE BOULEVARD
GENERATOR LOCATION
POND AREA
CANAL
BUILDING II
BUILDING IV
CAFETERIA
BUILDING I & III
BUILDING V
BUILDING VI
NORTH UNIVERSITY DRIVE
CANAL
NORTH MARCANO BOULEVARD
MARCANO ESTATES
DONA LUZ DRIVE

EXHIBIT H : GENERATOR LOCATION
SUNRISE AND UNIVERSITY

TORBURN PARTNERS

OKW Architects

PLANTATION, FLORIDA

DATE: 12 JANUARY 2015

PROJECT NUMBER: 13043

EXHIBIT I: SNDA FORM

This document prepared by and after

Recording return to:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated this      day of             , 2015, is made by and among AMSURG CORP., a Delaware corporation (“Tenant”),                                         , a(n)                                          (“Landlord”), and                                         , a(n)                                          (“Mortgagee”).

WHEREAS, Mortgagee has agreed to make a loan to Landlord in the maximum principal amount of $        , secured by, among other things, a                                          (herein, as may from time to time be extended, amended, restated or supplemented, the “Mortgage”), covering, among other property, a portion of the land (the “Land”) described in Exhibit A-3 attached hereto and incorporated herein by reference, and the improvements thereon (“Improvements”) (such Land and Improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under the Office Lease from Landlord dated             , 2015 (herein, as may from time to time be extended, amended, restated or supplemented, the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Tenant agrees and covenants, subject to the terms of this Agreement, that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior in all respects to (a) the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect all or any portion of the Property (collectively, the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the immediately preceding sentence, securing the indebtedness owing to Mortgagee. Without limiting the generality of the foregoing subordination provision, the Tenant hereby agrees that any of its right, title and interest in and to insurance proceeds and condemnation awards (or other similar awards arising from eminent domain

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proceedings) with respect to damage to or the condemnation (or similar taking) of any of the Property (other than the unamortized value of Tenant’s Work at the time of the casualty or condemnation to the extent not paid for by the Allowance (as defined in the Lease), shall be subject and subordinate to the Mortgagee’s right, title and interest in and to such proceeds and awards pursuant to the Security Documents.

2. Non-Disturbance. Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments due under the Lease or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

(a) Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its foreclosure rights under the Mortgage or in connection with the conveyance of the Property by deed in lieu of foreclosure, and

(b) Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

3. Attornment.

(a) Tenant covenants and agrees that in the event of the foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by a deed in lieu of foreclosure (each being referred to herein as the “Transfer Date”) (the purchaser at foreclosure or the transferee in such deed in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called the “New Owner”), Tenant shall attorn to the New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall the New Owner be:

(i) liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property;

(ii) subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord) unless the Tenant shall have provided the Mortgagee with (A) notice of the applicable default that gave rise to such offset or defense, and (B) the opportunity to cure the same, all in accordance with the terms of Section 4(b) below;

(iii) bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance of the date when due under the Lease;

(iv) bound by any amendment or modification of the Lease hereafter made, without the written consent of Mortgagee (if such consent is required pursuant to the terms of the Security Documents); or

(v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not been transferred to New Owner.

(b) The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner,

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any reasonable instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as set forth in the Lease for the unexpired term of the Lease.

4. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

(a) Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Mortgagee, unless such amendment is permitted pursuant to the Security Documents. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with the financing being made by Mortgagee and secured, in part, by the Mortgage.

(b) From and after the date hereof, in the event of a default by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee; and (ii) until Tenant has given Mortgagee a period of thirty (30) days after the expiration of Landlord’s applicable cure period to cure such default, or such longer period of time as may be necessary to cure or remedy such default, during which period of time Mortgagee shall be permitted to cure or remedy such default; provided, however, that Mortgagee shall have no duty or obligation to cure or remedy any default, and provided further, however, that nothing shall limit or restrict Tenant’s right to abate rent as provided in the Lease. It is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Mortgagee.

(c) In the event that Mortgagee notifies Tenant of a default under the Mortgage or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage or other Security Documents, and notwithstanding any contrary instructions of or demands from Landlord, subject, however, to Tenant’s right to abate rent as provided in the Lease.

(d) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee and New Owner.

(e) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to the erection or completion of any improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease, except for the completion of the Landlord’s Work and the payment of the Allowance in accordance with and subject to the terms and conditions of the Lease.

(f) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession provided that to the extent that

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the breach of any such warranty shall give the Tenant the right to terminate the Lease pursuant to the terms of the Lease, Tenant shall retain such right to terminate pursuant to the terms of the Lease.

(g) In the event that Mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability, beyond Mortgagee’s or New Owner’s then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

5. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage or any of the other Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage and the other Security Documents; (b) the provisions of the Mortgage and the other Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 4(c) above from Mortgagee and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage or any of the other Security Documents. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

6. Lease Status. Landlord and Tenant represent and warrant to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

7. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt by the parties hereto other than the particular party whose address is to be changed. This Paragraph 7 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan secured by the Mortgage or to require giving of notice or demand to or upon any person in any situation or for any reason.

8. Miscellaneous.

(a) This Agreement supersedes any inconsistent provision of the Lease.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Mortgage or the other Security Documents.

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(c) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred.

(d) THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

(e) The words “herein”, “hereof”, “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(f) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(g) If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

ADDRESS OF MORTGAGEE:	MORTGAGEE:

,
a(n)

By:
Name:
Title:

ADDRESS OF TENANT:	TENANT:

AMSURG CORP., a Delaware corporation

By:
Name:
Title:

ADDRESS OF LANDLORD:	LANDLORD:

By:
Name:
Title:

STATE OF	)
	)	SS.
COUNTY OF )

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , the                      of                     , a(n)                     , who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this      day of             , 2015.

Notary Public

My Commission Expires:

STATE OF	)
	)	SS.
COUNTY OF )

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , the                      of AMSURG CORP., who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this      day of             , 2015.

Notary Public

My Commission Expires:

STATE OF	)
	)	SS.
COUNTY OF )

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , the                      of                     , who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this      day of             , 2015.

Notary Public

My Commission Expires:

EXHIBIT J: MEMORANDUM OF LEASE

This instrument prepared by and after recording return to:

MEMORANDUM OF LEASE

This MEMORANDUM OF LEASE (this “Memorandum”) is dated as of             , 2015, by and between 8000 WEST SUNRISE LOT B, LLC, a Delaware limited liability company (“Landlord”), and AMSURG CORP. a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Office Lease of even date herewith (the “Lease”), Landlord has leased to Tenant certain real property (the “Premises”) which is located within the buildings commonly known as Building II and Building IV, 8000 West Sunrise, Plantation, Florida (the “Buildings”) located on certain real property located in Plantation, Florida which is legally described on Exhibit A2-A (the “Campus”).

For notice purposes only, the parties hereby confirm that:

1. The term of the Lease for the portion of the Premises defined as the Initial Premises is scheduled to commence on or about May 1, 2015, and the balance of the Premises defined as the Expansion Premises is scheduled to commence on or about January 1, 2017, The Premises shall expire on February 28, 2029, unless such date is extended pursuant to the Lease.

2. The Lease contains two (2) options to extend the term for additional periods of five (5) years each.

This Memorandum is made solely for purposes of creating record notice of the existence of the Lease and of certain rights granted to Tenant and does not in any manner amend, enlarge or reduce the respective rights, privileges, liabilities or obligations of Landlord or Tenant under the Lease.

This Memorandum may be signed in multiple counterparts, each of which constitute an original and, taken together, shall constitute a single agreement.

[Signature Page Follows]

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LANDLORD:	8000 WEST SUNRISE LOT B, LLC
a Delaware limited liability company

Torburn Partners, Inc.,
an Illinois corporation, its manager

By:
Name:
Its:

TENANT:	AMSURG CORP.,
a Delaware corporation

By:
Name:
Its:

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STATE OF	)
	)	SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , the                      of                     , a(n)                     , who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this      day of             , 2015.

Notary Public

My Commission Expires:

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STATE OF	)
	)	SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                     , the                      of AMSURG CORP., who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this      day of             , 2015.

Notary Public

My Commission Expires:

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